EXHIBIT 10.53

SUBLEASE AGREEMENT

for 3400 Hillview Avenue, Building 2, First Floor

Palo Alto, California

with Jazz Pharmaceuticals, Inc.

THIS SUBLEASE, dated for reference purposes the 25th day of February, 2007, by and between XEROX CORPORATION, a New York corporation, having its principal office at 800 Long Ridge Road, Stamford, Connecticut 06904 (hereinafter referred to as “Sublandlord”) and JAZZ PHARMACEUTICALS, INC., a California corporation having its principal offices at 3180 Porter Drive, Palo Alto, CA 94304 (hereinafter referred to as “Subtenant”), as a sublease under a certain Master Lease as more particularly described below.

WITNESSETH:

WHEREAS, the Board of Trustees of the Leland Stanford Junior University (“Stanford”) and QTC VENTURE, a California General Partnership and the predecessor in interest to Equity Office Properties (hereinafter referred to as “Landlord”) entered into a certain ground lease (“Ground Lease”) pursuant to that certain Extension, Amendment, Assignment, Assumption and Consent to Assignment of Lease dated November 17, 1989, whereby Landlord leased from Stanford that certain parcel of land located in Palo Alto, California, commonly known as 3400 Hillview Avenue.

WHEREAS, Landlord and Sublandlord entered into a lease dated the 1st day of March 1990, as amended by the First Amendment to Lease dated October 23,1990, as supplemented by the Consent to Sublease dated October 26, 1990, the Acknowledgment of Lease Assignment, Estoppel, Subordination, Non-Disturbance and Attornment Agreement dated December 19, 1990, the Consent to First Amendment of Lease dated December 20, 1990, and as further amended by the Second Amendment to Lease dated October 21,1991 (the “Second Amendment”), the Letter Agreement dated November 25, 1991, the Consent to Second Amendment of Lease dated February 11, 1992, the Third Amendment to Lease dated December 20, 2000 and the Consent to Third Amendment to Lease dated December 20, 2000 (said Lease, as so amended and supplemented, hereinafter referred to as the “Master Lease”), whereby Landlord leased to Sublandlord the Demised Premises, as more particularly described in the Master Lease, a copy of which Master Lease is attached hereto as Exhibit A.

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord a certain portion of the Demised Premises.

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1.	DESCRIPTION OF SUBLEASED PREMISES

Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord approximately 12,782 rentable square feet located on the first floor of the building known as Building 2 located at 3400 Hillview Ave, in the City of Palo Alto, State of California (the “Building”), as more particularly shown on Exhibit B attached hereto and made a part hereof (the “Subleased Premises”), which building is part of the five (5) building complex referred to herein as the Demised Premises and leased to Sublandlord pursuant to the terms of the Master Lease. Subtenant shall also have the non-exclusive right to use, in common with other tenants, Subtenants and occupants of the Building, the first and back Building entrances, all exterior common areas of the Building including the parking lot, walkways and driveways. Subtenant shall not interfere with or restrict the use of the Building’s elevators and First Floor Non-Exclusive Areas by other tenant, Subtenants and occupants of the Building, or their employees, agents and invitees. Subtenant shall not place or install or permit any other party to place or install any furniture, equipment or product displays in the first floor Non-Exclusive Areas, except that Sublandlord shall have the right to place or install any equipment or improvement as may be required by applicable law, or as may be deemed reasonably necessary by Sublandlord for the efficient use, occupancy and maintenance of the Building. Without limiting the generality of the foregoing, Sublandlord shall have the right, but not the obligation, to install a building directory in the lobby of the Building. Subtenant shall have the right to enter the demark room in the Demised Premises from time to time with the prior approval and escort of Sublandlord.

2.	TERM

The term of this Sublease shall commence on the later of (i) March 1, 2007, or (ii) the date that Sublandlord obtains the written consent of Master Landlord to this Sublease in a form reasonably acceptable to Subtenant and Sublandlord. (the “Commencement Date”), and end on August 31, 2008 or the earlier termination of this Sublease in accordance with the terms hereof. Sublandlord shall deliver possession of the Subleased Premises to Subtenant promptly after receipt of Landlord’s and Stanford’s written consents to this Sublease.

3.	RENT

a. Subtenant agrees to pay Sublandlord as fixed rent (“Rent”) commencing on June 1, 2007 (the “Rent Commencement Date”) the following:

From the Commencement Date to May 31, 2007	$0/month
From June 1, 2007 to February 28, 2008	$38,346.00/month
From March 1, 2008 to August 31, 2008	$40,007.66/month

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Beginning on March 1, 2008 through the termination or expiration of the Sublease term, Rent shall include Subtenant’s share of Real Estate Taxes, Common Area Insurance Costs and Common Area Maintenance costs.

b. Rent shall be paid in advance on the first day of each month during the Sublease term without setoff, offset or reduction. If the Rent Commencement Date occurs, or if the term of the Sublease expires on a date other than the first or last day of a month, the rental installment for that month shall be prorated. All payments shall be made to Xerox Corporation, Attention: CRE Lease Administration, 800 Long Ridge Road, Post Office Box 1600, Stamford, CT 06904, or to such other person or place as may be designated by Xerox Corporation in writing. Subtenant shall pay to Sublandlord upon Subtenant’s submission of the partially executed Sublease to Sublandlord the sum of Thirty Eight Thousand Three Hundred Forty Six Dollars ($38,346.00) to be applied as and for the first installment of Rent owed to Sublandlord.

c. Sublandlord and Subtenant acknowledge that the Rent specified herein is a fixed rent and, except as may be provided in this Sublease, is intended to include all normal costs and expenses related to operating the Building including, without limitation, real property taxes, utilities, common area maintenance, repair and replacement, Complex and Building insurance, interior and exterior building maintenance, repair and replacement, Complex and Building groundskeeping and landscaping maintenance, sprinkler and fire alarm maintenance, repair and replacement, janitorial and trash removal services and Building security (as described in Section 3(d) below). The general maintenance and janitorial services to be provided by Sublandlord shall be as shown in Exhibit C attached hereto. Sublandlord hereby agrees that it shall cause services adequate for the intended use of the Subleased Premises to be provided in conformity with those services furnished in first-class buildings in the Stanford Research Park in Palo Alto, California. These services shall be provided between the hours of 6:00 a.m. to 6:00 p.m. on normal business days Monday through Friday (“Normal Business Hours”). If HVAC is required outside of Normal Business Hours, Sublandlord shall make it available, and Subtenant will pay an additional $60 per hour to Sublandlord. Notwithstanding the foregoing, nothing contained in this Sublease shall be construed to require Sublandlord to incur any cost or expense to perform any item of maintenance, repair or replacement if such maintenance, repair or replacement is necessary as a result of the negligent act or omission or willful misconduct of Subtenant, its employees, agents contractors or invitees. If any such maintenance, repair or replacement as described in the immediately preceding sentence is performed by or on behalf of Sublandlord following reasonable notice to Subtenant, then promptly upon Sublandlord’s written demand, Subtenant shall reimburse Sublandlord for the cost and expenses incurred by Sublandlord in performing such work.

d. Sublandlord represents that as of the date hereof, (i) the Building is equipped with a security system that requires a card key for access to the Building on Saturdays, Sundays and holidays, and from 7 p.m. to 7 a.m. on business days, and permits unrestricted access to the Building at all other times,

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and (ii) one unarmed roving security guard patrols the parking lots and other exterior areas of the Demised Premises, twenty-four (24) hours a day, seven (7) days per week. Sublandlord represents that during the term of this Sublease, it will continue to provide the security system described in subsection (i) of this section (d); however, Sublandlord reserves the right to terminate the security guard service described in subsection (ii) of this section (d) in its sole discretion. Sublandlord shall not be responsible for providing any security arrangements for the Subleased Premises, the personal property of Subtenant, or for Subtenant’s, agents, employees, contractors or invitees except as may be expressly provided in this section (d). Subtenant shall have the right to install its own security devices and providing for other security in accordance with the terms of this Sublease, including Section 21 hereof.

4.	USE

a. The Subleased Premises may be used and occupied for research and development (as normally conducted in office buildings in conjunction with normal office usage and not involving the use of hazardous, toxic, flammable, or other dangerous materials or substances other than normal quantities of such materials and substances customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies), training, and ancillary office use including the use of computers and various other electronic equipment typically used in offices and software needed for Subtenant’s business. Sublandlord represents that to Sublandlord’s actual knowledge, that there are no zoning ordinances, provisions of the underlying Ground Lease, or any other prohibitions restricting or limiting the use of the Subleased Premises for the purpose herein specified. Should any law, regulation or governmental order “substantially interfere” with the use of the Subleased Premises for the purposes described above in this Section 4 then upon written notice to Sublandlord within ninety (90) days following that date upon which Subtenant shall have become aware of such law, regulation or order, Subtenant shall have a right to terminate this Sublease if such law, regulation or order shall still be applicable to Subtenant at the end of said 90 day period, and thereafter neither party shall have any further obligation to the other hereunder with respect to any period after the aforementioned ninety (90) day period. During said ninety (90) day period, Sublandlord shall have the right, but not the obligation, to appeal or otherwise challenge the legality or enforceability of such law, regulation or order as it applies to Subtenant. For purposes of this Section “substantially interfere” excludes any zoning change under which Subtenant’s use as permitted by the terms of this Section above, is a lawful nonconforming use for substantially all of the remaining term of the Sublease.

b. Subtenant shall not use or occupy the Subleased Premises in violation of the Ground Lease, the Master Lease or in violation of law, and shall, upon written notice from Sublandlord, Landlord, Stanford or and governmental authority or agency having jurisdiction (“Governmental Authority”), discontinue any use of the Subleased Premises which is declared by such Governmental

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Authority to be a violation of law Subtenant shall comply, at its sole cost and expense, with any Governmental Authority direction coming into effect after the Commencement Date which by reason of the nature of Subtenant’s particular use or particular occupancy of the Subleased Premises imposes any duty upon Subtenant or Sublandlord with respect to the Subleased Premises, or with respect to Subtenant’s particular use and particular occupancy thereof. Subtenant shall comply, at its sole cost and expense with implementation of a Transportation Demand Management (“TDM”) program or similar program if required by City ordinance or otherwise legally required, or required by the terms of the Master Lease.

c. Notwithstanding the foregoing, Subtenant shall not be required to comply with any laws, rules or regulations coming into effect after the Commencement Date requiring Alterations or improvements unless the compliance with such laws, rules and regulations is necessitated solely due to Subtenant’s particular use of the Subleased Premises.

d. At all times during the terms of this Sublease, Subtenant shall keep the Subleased Premises in a neat condition and shall conduct its business in a manner that does not create a nuisance, or unreasonable disturbance for the other occupants of the Building.

5.	INCORPORATED MASTER LEASE PROVISIONS.

a. The Paragraphs contained in the Master Lease which are delineated in Section 5.b below are hereby incorporated by reference herein with the same force and effect as if fully set forth; provided that the term “Tenant” as defined therein shall for the purpose of this Sublease be deemed to be “Subtenant” as defined herein and the term “Landlord” as defined therein shall for the purposes of this Sublease be deemed to be “Sublandlord”. The term “Demised Premises” shall be deemed to mean the “Subleased Premises” and the term “Lease” as defined therein shall be deemed to mean this Sublease. All other capitalized terms not defined herein shall have the definitions set forth in the Master Lease.

b. Sublandlord shall use reasonable efforts to cause Landlord to perform as expeditiously as possible all the Landlord’s obligations under the Master Lease, provided that nothing contained in this Sublease (including, without limitation, the provisions of Section 5(a) above) shall be construed as requiring Sublandlord to perform any obligation or discharge any duty which the Landlord may be required to perform or discharge under the Master Lease (including, without limitation, providing utilities, building systems, maintenance, repairs, replacements, Alterations, restoration, and building modifications necessary to comply with applicable laws, and the remediation, investigation and other matters related to Hazardous Materials to the extent that these are obligation of the Landlord under the terms of the Master Lease) in connection with the Subleased Premises. If Landlord fails or refuses to comply with any of

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the provisions of the Master Lease insofar as they affect Subtenant’s occupancy of the Subleased Premises during the term of this Sublease, upon the request of Subtenant, Sublandlord shall exercise commercially reasonable efforts (without thereby being required to commence any legal action or proceeding, expend any monies or incur any expenses) to cause Landlord to do so. However, except as otherwise expressly set forth in this Sublease, Sublandlord shall not be liable to Subtenant, and Subtenant’s obligations hereunder shall not be impaired nor the performance thereof be excused, because of any failure or delay by Landlord in performing its obligations under the Master Lease as affecting Subtenant’s occupancy of the Subleased Premises during the term of the Sublease. If Landlord so defaults and such default has not been cured within the time period specified in the Master Lease (or within a reasonable time if no such period is specified) despite the exercise of Sublandlord’s commercially reasonable efforts to obtain such cure as hereinabove provided, Subtenant may, in the name of Sublandlord or its own name and at Subtenant’s sole expense, attempt to enforce Landlord’s performance of its obligations under the Master Lease; provided, however, that prior to the commencement of any litigation by Subtenant against Landlord with respect to such default, Subtenant shall have given Sublandlord not less than thirty (30) days written notice of its intent to commence such litigation and Sublandlord has not within such thirty (30) day period have given Subtenant notice of Sublandlord’s intent to commence such litigation. Sublandlord shall promptly forward to Landlord each notice which Subtenant delivers to Sublandlord advising of any default under the Master Lease by Landlord relating to Subtenant’s occupancy of the Subleased Premises and shall cooperate with Subtenant, at Subtenant’s sole cost and expense, in the prosecution of any legal action or proceeding that is commenced under this section. Subtenant hereby agrees to indemnify and hold harmless Sublandlord from and against any claim, liability, cost or expense incurred in connection with such litigation or resulting therefrom, except to the extent however, of any negligent act or omission or willful misconduct of Sublandlord, its employees, agents contractors or invitees.

It is understood and agreed by the parties hereto that Sublandlord is not making and Sublandlord is not responsible for and shall have no liability with respect to any representation, warranty or indemnity made by Landlord under the terms of the Master Lease.

Nothing contained in this Sublease shall be construed to grant Subtenant any right to renew or extend the term of this Sublease, or to downsize or expand the Subleased Premises.

c. Any inconsistencies between the terms of this Sublease and the terms of the Master Lease shall be resolved in favor of this Sublease. Nevertheless, if the construction of terms as provided for in the immediately preceding sentence would cause Sublandlord to be in default under the terms of the Master Lease, then any aforementioned inconsistency shall be resolved in favor of the Master Lease. Nothing contained in the sentence immediately preceding this one shall be construed to increase the obligations of Subtenant

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under the terms of this Sublease. Except where in conflict with the other terms, conditions and provisions of this Sublease, which shall in such event govern and prevail, the following Paragraphs of the Master Lease, to the extent provided below, are hereby included and incorporated into this Sublease pursuant to Section 5 (a) above:

Paragraph 3:	Paragraph 3 and 4 only (as amended by the Second Amendment)

Entire Paragraph 6:	Except that the last sentence of the first paragraph (in the original Master Lease and as amended by the Second Amendment dated 10/21/91) shall be deleted.

Except in the last sentence of the first paragraph and the first three sentences of the second paragraph (as amended by the Second Amendment dated 10/21/91) Sublandlord shall provide the maintenance and repair services described in these three sentences at the sole cost and expense of Sublandlord except to the extent of damage caused by the negligence or willful misconduct of Subtenant, its employees, agents, contractors or invitees.

Except that the fifth paragraph (as added pursuant to the Second Amendment dated 10/21/91) shall be deleted.

Entire Paragraph 7:	Except that the term Landlord shall refer to Sublandlord and Landlord and all Alterations made by Subtenant shall be subject to Sublandlord’s and Landlord’s approval (which approval shall not be unreasonably withheld) except certain non-structural alterations costing less than $25,000 pursuant to the terms of Paragraph 9 of this Sublease.

Except in the Seventh line of the first paragraph the phrase “fifteen (15)” are deleted and replaced with the phrase “twenty (20).”

Entire Paragraph 9:	Except that the second and third sentences of Paragraph 9(a) shall be deleted.

Except that the last sentence of Paragraph 9(b) shall be deleted.

Paragraph 9(c) is not deleted as stated in the Second Amendment dated 10/21/91 and will remain in full force and effect.

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Entire Paragraph 10:	Entire Paragraph.

Entire Paragraph 12:	Entire Paragraph

Entire Paragraph 13:	Entire first paragraph

Entire Paragraph 19:	Entire Paragraph

Entire Paragraph 20:	Except that the term “Landlord” shall refer to Sublandlord. Except paragraph (d).

Entire Paragraph 21:	Except that the term “Landlord” shall refer to Sublandlord.

Entire Paragraph 31:	Entire Paragraph

Entire Paragraph 35	Except that the last sentence shall be deleted and 125% shall be deleted and 150% shall be substituted therefore in the first sentence.

Entire Paragraph 36:	Except paragraph (b).

Entire Paragraph 37:	Entire Paragraph

Entire Paragraph 38:	Entire Paragraph

Entire Paragraph 39:	Entire Paragraph

Entire Paragraph 40:	Except last sentence.

Entire Paragraph 41:	Entire Paragraph

Entire Paragraph 42:	Except this section shall apply to both Landlord and Sublandlord.

Entire Paragraph 43:	Entire Paragraph

Entire Paragraphs 49, 50, 51, 52 and 53	Entire Paragraph

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6.	DAMAGE AND CONDEMNATION

a. If all or any portion of the Subleased Premises are condemned by any governmental authority, or damaged or destroyed by any peril or casualty and the Master Lease is not terminated, or the parties thereto are not entitled to terminate said Master Lease pursuant to its terms, then if the Subleased Premises cannot be fully restored within one hundred twenty (120) days after said casualty or condemnation, then Subtenant shall have the option to terminate the Sublease if the Subleased Premises cannot be, or are not in fact, fully restored by Landlord within such period to their condition promptly prior to the date of the peril or casualty. If the Sublease is not so terminated, Rent hereunder shall abate to the extent that the Subleased Premises are inaccessible or unusable and for so long as such portion is inaccessible or unusable (or in the event of a condemnation, to the extent the Subleased Premises has been reduced).

b. If during the final twelve (12) months of the term of this Sublease (or any extension term) the Subleased Premises are wholly or partially damaged, destroyed or rendered inaccessible and Subtenant is unable, in its sole reasonable discretion, to carry on its normal operations in all or a substantial portion of the Subleased Premises, Subtenant may, at its option, terminate the Sublease upon written notice to Sublandlord.

c. If all or substantially all of the Subleased Premises shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of proceeding to a judgment of condemnation, this Sublease shall terminate and Rent shall be adjusted to the date of condemnation

7.	SUBTENANT’S INSURANCE

a. Subtenant agrees to provide at its sole cost and expense before the Commencement Date and to keep in force at all times during the term of this Sublease (i) “special risk” property insurance covering the full replacement value of Subtenant’s personal property (including all of Subtenant’s furniture, fixtures, equipment, supplies and inventory, excluding any such items that are owned by Sublandlord and lease to Subtenant pursuant to the terms of this Sublease) and improvements and betterments in the Subleased Premises constructed by Subtenant, (ii) comprehensive general liability insurance (a/k/a public liability insurance) with a combined single limit of One Million Dollars ($1,000,000), which shall include contractual liability coverage, in respect of Subtenant’s conduct and operation of its business in the Building and umbrella or excess liability insurance, on an occurrence basis, that applies excess of the

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comprehensive general liability insurance, with a combined single limit of Four Million Dollars ($4,000,000); and (iii) workers compensation insurance as required by applicable law. All insurance required hereunder shall comply with the requirements, if any, set forth in the Ground Lease. On or before the Commencement Date and thereafter upon the reasonable request of Sublandlord not more often than once in any six (6) month period, Subtenant shall deliver to Sublandlord reasonably acceptable insurance certificates evidencing such policies and issued by insurers that are reasonably acceptable to Sublandlord. With respect to the aforementioned comprehensive general liability insurance policy, Sublandlord, Landlord, Stanford and their mortgagees, if any, shall be named as additional insureds. The limits of any such insurance described herein shall not limit the liability of Subtenant under the terms of this Sublease. Notwithstanding anything contained in this Sublease to the contrary, Sublandlord shall have no liability for any damage, loss, theft or injury to (i) any furniture, fixtures, equipment, inventory, improvements or betterments or other personal property of Subtenant, or (ii) any vehicle on or about the Demised Premises, including any vehicle in the parking lot. Each insurance policy described in this section shall be issued by an insurance company reasonably acceptable to Sublandlord, and Subtenant shall not materially reduce coverage, cancel or terminate any insurance policy required hereunder without thirty (30) days prior written notice to Sublandlord.

b. Notwithstanding anything to the contrary contained herein, the parties hereto for themselves, their successors, assigns, Subtenant, and sub-Subtenants release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value all risk property insurance, without regard to the negligence or willful misconduct of the entity so release. Each party shall cause each such insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.

8.	NOTICES

All notices shall be sent U. S. Registered Mail, Return Receipt Requested to the following addresses:

TO SUBLANDLORD:	TO SUBTENANT:
Xerox Corporation	Jazz Pharmaceuticals, Inc.
Attn: CRE&GS Lease Administration	3180 Porter Drive
800 Long Ridge Road	Palo Alto, California 94304
P. O. Box 1600	Attn: General Counsel
Stamford, Connecticut 06904

WITH A COPY TO:

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Xerox Corporation

Attention: Barbara West

Manager, North America Acquisitions & Dispositions

18980 Upper Belmont

Leesburg, VA 20176

Xerox Corporation

800 Phillips Road, B304-13S

Webster, NY 14580

Attn: Sharon Rehm

CRE Surplus Dispositions Manager

Any notice shall be deemed to have been given on the earlier of (a) the date set forth on the Return Receipt, (b) the date of delivery as shown on the Post Office records, or (c) the date delivery was refused as shown on the Post Office records. Any notice delivered to Sublandlord at the Demised Premises shall be null and void and of no force and effect. Subtenant and Sublandlord each agree to promptly provide to the other copies of any notice of demand or default under the Master Lease or any other notice received by either of them which relates to the Subleased Premises.

9.	CONDITION OF SUBLEASED PREMISES AND ALTERATIONS

a. Subtenant hereby agrees to accept possession of the Subleased Premises in an “AS IS” condition. Subtenant acknowledges that it has been given full access and opportunity to thoroughly inspect and examine the Subleased Premises and Subtenant further acknowledges that it has examined the Subleased Premises and is as familiar with the physical condition thereof as Subtenant deems necessary. Sublandlord has not made and does not make any representation or warranty as to the physical condition, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises except as may be herein expressly set forth. Notwithstanding the foregoing, Sublandlord agrees that (i) as of the Commencement Date the structural portions of the Subleased Premises (including, without limitation, the exterior walls and the foundation) shall be in good order, condition and repair or Sublandlord shall promptly use commercially reasonable efforts to cause Landlord to put such structural portion of the Subleased Premises into good order, condition and repair after notice from Subtenant that any of said portions of the Subleased Premises are not in good order, condition and repair, (ii) as of the Commencement Date the Subleased Premises shall be in compliance with all applicable laws and building codes (including, without limitation, the Americans with Disabilities Act) or promptly after notice from Subtenant which is received by Sublandlord within twenty (20) days of the Commencement Date that any portion of the Subleased Premises is not in compliance, Sublandlord shall use commercially reasonable efforts to cause Landlord to put the Subleased Premises into compliance with said laws and

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codes. In no event shall Subtenant be required to incur any expense in order to cause the Subleased Premises to be in compliance with applicable laws and building codes as of the Commencement Date, and (iii) all heating, ventilating, air-conditioning, plumbing, life-safety and electrical systems serving the Subleased Premises shall be in good working order and condition on the Commencement Date.

b. Subtenant shall have the right to make non-structural modifications and alterations (“Alterations) to the Subleased Premises subject to Subtenant preparing acceptable plans and specifications and Landlord’s and Sublandlord’s approval; provided, however, no such approval shall be required with respect to Alterations not affecting the Building structure or systems and costing less than $25,000.00, but Subtenant shall give Sublandlord at least twenty (20) days advance notice of such Alterations, and within fifteen (15) days after their completion Subtenant shall provide Sublandlord a copy of the plans and specifications for any such Alterations if available. Notwithstanding the foregoing, Sublandlord agrees that Subtenant may perform the initial Alterations stated on Exhibit D hereto shortly following the Commencement Date. Subtenant will confirm that all Alterations materially meet and comply with all code requirements. Any and all contractors hired by Subtenant must comply with the comprehensive general liability and worker’s compensation insurance required by Section 7 of this Sublease.

c. Sublandlord’s grant or denial of its approval of the Alterations as provided for herein, shall be done as promptly as reasonably possible, and Sublandlord’s failure to approve or disapprove the Initial Alterations within ten (10) business days of receipt of the plans and specifications shall be deemed an approval thereof subject, however, to Landlord’s approval thereof. Sublandlord shall submit the preliminary space plan to Landlord at the same time it submits this Sublease to Sublandlord for approval, and the plans and specifications shall be submitted to Landlord thereafter, promptly upon Sublandlord’s receipt of plans and specifications from Subtenant. Any damage to the Building resulting from such Alterations or modifications shall be repaired at Subtenant’s expense. Subtenant shall make reasonable efforts to ensure its contractors coordinate alteration activities with Sublandlord and use reasonable efforts to minimize interference with other tenants or subtenants in the Building.

If Subtenant’s Alterations and modifications are special use features not typically found in general office space, Landlord shall have the right, by giving Subtenant notice at the time of approval, to require Subtenant to remove such Alterations and modifications upon the expiration or termination of the Lease term and to restore the affected portion of the ordinary wear and tear excepted. The term “special use” features” shall be deemed to mean such Alterations to the Subleased Premises that may be made by or on Subtenant’s behalf, that are not ordinary or customary in office space, that are made for Subtenant’s peculiar use of the Subleased Premises, or that involve Alterations to the slab, ceiling, HVAC, plumbing or electrical systems.

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d. Sublandlord agrees to make best efforts to remove any existing furniture in the Subleased Premises prior to the Commencement Date.

e. The requirements for Alterations as set forth in this Section 9 shall be in addition to the requirements as set forth in the Master Lease to the extent those terms of the Master Lease are incorporated herein by reference pursuant to the terms of Section 5 of this Sublease.

f. At all times Subtenant shall keep the Subleased Premises and the Subleased Premises free from any liens arising out of the work performed, materials furnished or obligations incurred by Subtenant.

10.	BROKERAGE

Sublandlord and Subtenant acknowledge that Cushman and Wakefield of California, Incorporated is the real estate broker for Sublandlord and Cresa Partners is the broker for Subtenant which brought about this sublease transaction, and Sublandlord shall pay the brokerage commission to such brokers pursuant to a separate agreement. Sublandlord hereby agrees to indemnify Subtenant against the claims of any other broker arising from Sublandlord’s acts, and Subtenant hereby agrees to indemnify Sublandlord against the claims of any other broker arising from Subtenant’s acts.

11.	INDEMNIFICATION

a. Except to the extent of any negligence or wilful misconduct of Sublandlord, its employees or its agents, Subtenant shall indemnify and hold harmless Sublandlord against and from any and all causes and claims arising from Subtenant’s use of the Subleased Premises or the conduct of its business in the Subleased Premises or from any activity, work done, permitted or suffered by the Subtenant in or about the Subleased Premises, and shall further indemnify and hold harmless Sublandlord against and from any and all claims arising from any breach or default in the performance of any obligation of Subtenant’s part to be performed under the terms of this Sublease, or arising from any action, neglect, fault or omission of the Subtenant, or of its agents or employees arising from the performance of any obligation of Subtenant’s part to be performed under the terms of this Sublease, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Sublandlord by reason of any such claim, Subtenant upon notice from Sublandlord shall defend the same at Subtenant’s expense by counsel reasonably satisfactory to Sublandlord. Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Subleased Premises from any cause whatsoever except to the extent caused by Sublandlord’s negligence, willful misconduct or failure of Sublandlord to observe any of the terms and conditions to this Sublease, or to the extent covered by any

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indemnity. Sublandlord shall give Subtenant prompt written notice, with full particulars, of any claim subject to this indemnity. Subtenant shall have no obligation to pay any amount in connection with any settlement reached without Subtenant’s consent, which shall not be unreasonably withheld or delayed.

b. Subtenant covenants and agrees that Stanford University shall not any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death, or damage to persons or property or otherwise, whether direct or consequential including without limitation, loss or damage to the Subleased Premises and the Building, attorney’s fees, which at any time may be suffered or sustained by Subtenant or by any person whosoever may at any time be using or occupying or visiting the Subleased Premises or be in, on or about the same, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Subtenant or of any occupant, sub-subtenant, visitor or user of any portion of the Subleased Premises, or shall result from or be caused by any other person, matter or thing whether of the same kind as, or of a different kind than, the persons, matters or things above set forth except to the extent that any loss, injury, death, or damage may be caused by the negligence or willful misconduct of Stanford University. Subtenant shall forever indemnify, defend, hold and save Stanford University free and harmless of, from and against any and all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage except to the extent that any loss, injury, death or damage may be caused by the negligence or willful misconduct of Stanford University. Subtenant hereby waives all claims against Stanford University for damages to the Subleased Premises and to the property of Subtenant in, upon or about the Subleased Premises, and for injuries to persons or property in or about the Subleased Premises,, from any cause arising at any time except to the extent that any, injury, death or damage may be caused by the negligence or willful misconduct of Stanford University.

c. Without limiting the generality of the foregoing, Subtenant agrees that the provisions of this Section 11 apply to all Hazardous Materials used, stored, generated, treated, disposed or released (“Used”) on, in or under the Subleased Premises by Subtenant and that Subtenant will indemnify, defend, hold and save Stanford University free and harmless from claims, liability, loss or damage on account of such Hazardous Substances used by Subtenant and that Subtenant will remove such substances used by Subtenant that are now or hereafter on, in or under the Subleased Premises in a safe and prudent manner and within a reasonable time that is agreed to by Stanford University. The parties hereto recognize and agree that from time to time Stanford University in its reasonable discretion may require the removal of Hazardous Materials or other remediation even though such Stanford University requirements are in excess of or in the absence of applicable governmental requirements. Any dispute with regard to such Stanford University removal or remediation requirements that are in excess of or in the absence or applicable governmental requirements shall be subject to arbitration pursuant to the terms of Paragraph 38 of the Ground Lease; provided, however, that if there is a contemporaneous

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dispute with regard to governmental required remediation of Hazardous Substances then Stanford University may join the dispute with regard to its independent requirements with a legal action in court of competent jurisdiction with respect to the government required remediation instead of the arbitration.

As used in this Section 11, Stanford University shall include and be deemed to include The Board of Trustees of the Leland Stanford Junior University and its trustees, directors, officers, employees, faculty, students, agents, and affiliated organizations.

d. The obligations under this Section 11 shall survive the expiration or sooner termination of this Sublease.

e. Neither party to this Sublease shall be liable to the other with respect to any consequential or incidental damages including, without limitation, loss of profits or loss of rental value.

12.	SIGNS

Subtenant shall be entitled to install signage on the entry glass (applied to the glass but not etched in the glass) at the entrance to Building 2, 1st floor on the wall adjacent to the entry door. All such signage requires prior written approval from Sublandlord and subject to the approval of Landlord and Stanford to the extent such approval is required under the Master Lease and the Ground Lease, respectively. Sublandlord shall include Subtenant’s name in all Campus Directories. Subtenant shall have the right, subject to the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, to place a sign on the interior lobby wall adjacent to the entry door.

13.	ASSIGNMENT AND SUBLEASE

a. In the event Subtenant desires to assign this Sublease or to Sub- sublease all of the Subleased Premises, Subtenant shall first offer Sublandlord the option to recapture the Subleased Premises which Subtenant proposes to assign or sub-sublease. Subtenant agrees to set forth in its notice to Sublandlord the date on which the Subleased Premises shall be available for recapture, assignment or sub-sublease. Sublandlord shall, after written notice from Subtenant, have fifteen (15) days in which to notify Subtenant whether or not Sublandlord desires to exercise its option to recapture.

b. In the event Sublandlord does not exercise its option to recapture, Subtenant shall have the right to assign this Sublease or to sub- sublease all of the Subleased Premises, with Sublandlord’s consent which consent may be withheld on any reasonable basis. Should Sublandlord fail to respond to Subtenant’s request within thirty (30) days, Sublandlord consent shall be

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deemed given, subject to the approval rights of Landlord. In the event that such assignment or sub-subleasing does not occur within 180 days after Sublandlord declines to recapture the subject space then such space shall once again be offered to Sublandlord for recapture in the event that thereafter Subtenant desires to so assign or sub-sublet said space. Any such assignment or subletting shall not relieve Subtenant of its obligations hereunder.

c. In the event the rent received by Subtenant from any Sub-tenant or assignee exceeds the Rent and other charges allocable to such space being paid by Subtenant to Sublandlord, then and in such event, after deducting from such excess Subtenant’s reasonable expense (including, without limitation, reasonable brokers commissions and reasonable attorneys’ fees, and the unamortized cost of modifications, Alterations and improvements constructed by Subtenant with respect to the space so sublet or assigned) in connection with such subletting or assignment, Subtenant shall pay to Sublandlord the Rent and other charges due under the terms of this Sublease without reduction, and in addition thereto, when received from a sub-Subtenant or assignee, fifty percent (50%) of the amount received by Subtenant from such Sub-Subtenant or assignee in excess of the Rent and other charges paid by Subtenant to Sublandlord with respect to the space so sublet or assigned.

d. If Subtenant requests that Sublandlord consent to an assignment or subletting, Subtenant shall reimburse Sublandlord, within fifteen (15) days of request by Sublandlord, for Sublandord’s actual, reasonable out-of-pocket expenditures in such regard (including, without limitation, expenditures for reasonable attorney’s fees and architect/engineer’s fees), not to exceed an aggregate of $1,500 for any such request for consent, with the invoice for such services to accompany Sublandord’s request for reimbursement.

e. Notwithstanding anything contained herein to the contrary in this Section 12, Subtenant may, without Sublandlord’s consent (but with 10 days prior notice) and without being subject to any recapture or excess rent provisions of this Sublease, sublet the Subleased Premises or assign this Sublease to (a) an entity controlling, controlled by or under common control with Subtenant, (b) a successor corporation related to Subtenant by merger, consolidation or reorganization, or (c) a purchaser of substantially all of the assets of Subtenant. The term “control,” as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity.

f. No assignment of this Sublease by Subtenant or sub-sublease of the Subleased Premises shall release or relieve Subtenant of its liability and responsibility for the full performance of all of its obligations under the terms of this Sublease.

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14.	SUBORDINATION OF SUBLEASE

This Sublease is subject and subordinate to the Master Lease and Ground Lease, and Subtenant shall have no greater rights in and to the Subleased Premises than Sublandlord has as tenant under the Master Lease.

15.	TERMINATION OF MASTER LEASE

a. Subject to the terms of the nondisturbance agreement (if any) in the Landlord’s consent form pursuant to Section 17 of this Sublease, in the event that the Master Lease shall terminate by operation of law or otherwise, or Landlord or Sublandlord as tenant under the Master Lease cancels or terminates the Master Lease, as expressly provided therein, or in the event that the Landlord shall terminate the Master Lease for any reason, this Sublease shall thereupon automatically be canceled and terminated, and both parties hereto shall thereupon be relieved of all further liability hereunder; except the obligations which shall survive the expiration or earlier termination of this Sublease and those obligations that shall have accrued prior to the effective date of such termination.

b. Notwithstanding the foregoing provisions of this Section 15, Sublandlord shall be liable to Subtenant for any Claims incurred or suffered by Subtenant as a result of a termination of the Master Lease as a result of (i) a voluntary termination of the Master Lease by Sublandlord unless such termination was due to the default of Landlord under the terms of the Master Lease or pursuant to a express right of termination granted in the Master Lease in the event of casualty or condemnation, (ii) an act or omission by Sublandlord (which is not caused by Subtenant, its agents, employees, licensees, contractors or invitees) which entitles Master Landlord to terminate the Master Lease, or (iii) a default by Sublandlord under the Master Lease that does not result from a violation of the terms of the Master Lease by Subtenant or a default by Subtenant under the terms of this Sublease. Sublandlord’s liability as set forth in the immediately preceding sentence shall survive the termination of this Sublease.

c. Notwithstanding the foregoing provisions of this Section 15, Subtenant shall be liable to Sublandlord for any Claims incurred or suffered by Sublandlord as a result of (i) a termination of the Master Lease as a result of any act or omission of Subtenant, its employees, agents, invitees or contractors, or (ii) any breach by Subtenant in the performance of its obligations under the terms of this Sublease. Subtenant’s liability as set forth in the immediately preceding sentence shall survive the termination of this Sublease.

d. Sublandlord shall fully perform all obligations of “Tenant” under the terms of the Master Lease except for such matters as shall be the obligation of Subtenant to perform pursuant to the terms of this Sublease. In addition, Sublandlord shall not agree to amend the Master Lease or the Ground Lease in a manner that would adversely affect Subtenant’s rights under this Sublease without Subtenant’s prior written consent, which consent may be withheld in Subtenant’s sole but reasonable discretion.

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16.	ENTIRE AGREEMENT

This Sublease represents the entire agreement between the parties, and supersedes all prior understandings and agreements both written and oral between the parties and/or their brokers or other representatives, and may be amended only by a written agreement executed by the parties. The terms, covenants and conditions of this Sublease shall be binding upon and shall inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns.

17.	CONSENT

a. This Sublease is subject to the written consent of Landlord, and Stanford (the “Consenting Parties”). If such consents are not obtained within thirty (30) days of Subtenant’s and Sublandlord’s execution of this Sublease then Sublandlord and Subtenant shall both have the right to terminate this Sublease by written notice to the other delivered at any time prior to the date the consents of Landlord and Stanford are received by Sublandlord. In the event that this Sublease is terminated pursuant to the terms of this section then neither party shall have any liability or responsibility to the other with respect to any matter relating to this Sublease or the Subleased Premises, except that Sublandlord shall promptly return to Subtenant any Security Deposit Subtenant may have paid. Subtenant shall promptly provide such information as Landlord and/or Stanford may reasonably request and Subtenant shall execute such reasonable consent document(s) as may be reasonably required by the Consenting Parties. Any fees charged by the Consenting Parties for such consents shall be the sole responsibility of Sublandlord.

b. Landlord shall not be deemed to have consented to the Sublease unless such executed consent document shall include provisions substantially similar to the following, or unless Subtenant shall waive the requirement that said provisions be included in the consent:

(i) Subtenant may, without Landlord’s consent and without being subject to any recapture or excess rent provisions of this Sublease, sublet the Subleased Premises or assign this Sublease to (a) an entity controlling, controlled by or under common control with Subtenant, (b) a successor corporation related to Subtenant by merger, consolidation or reorganization, or (c) a purchaser of substantially all of the assets of Subtenant.

c. At the same time Sublandlord requests that Landlord consent to the Sublease, Sublandlord shall also ask that Landlord’s consent include provisions substantially similar to the following:

(i) Landlord agrees that Section 16(d) of the Master Lease shall also apply as between Landlord and Subtenant; and

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(ii) So long as Subtenant is not then in default under the Sublease beyond applicable notice and cure periods, in the event of any termination of the Master Lease, the Sublease shall not terminate as a result thereof and Subtenant shall instead automatically become primary tenant of the Subleased Premises on the terms and conditions of the Sublease. In such event, Subtenant shall be bound and attorn to Landlord, and Landlord shall recognize and shall not disturb the rights and interest of Subtenant under all of the terms and conditions of the Sublease as if Landlord had been the original “Sublandlord” under the Sublease.

In the event that Landlord refuses to include in its consent the matters described herein above in this section (c) then Subtenant shall have the right, but not the obligation, to directly contact Landlord to request the same; provided, however, no such refusal on the part of Landlord shall be deemed a denial of Landlord’s consent to the Sublease.

d. With respect to any consent or approval required of Sublandlord under the terms of this Sublease wherein Sublandlord is required to be reasonable, Sublandlord may withhold its consent if it is reasonable to do so, and Sublandlord may condition the effectiveness of its consent or approval, if granted, upon obtaining Landlord’s consent or approval if Landlord is required to consent or approve of such matter pursuant to the terms of this Sublease or the Master Lease.

18.	SECURITY DEPOSIT

a. Upon the execution of this Sublease, Subtenant shall deliver an irrevocable letter of credit (the “Letter of Credit”) to Sublandlord, as a security deposit for the full and faithful performance by Subtenant of all of its obligations under this Sublease. The Letter of Credit shall be substantially in the form attached hereto as Exhibit E and shall run in favor of Sublandlord. The Letter of Credit shall be issued by a national bank acceptable to Sublandlord and shall be in the amount of Eighty Five ($85,000) Thousand U.S. Dollars, which amount shall be subject to adjustment from time to time in accordance with the adjustment schedule which shall be set forth in said Letter of Credit and which schedule shall state the specific dollar amount of each adjustment and the date said adjustment shall occur, all of which shall be in accordance with the terms set forth below. The Letter of Credit shall be (a) at sight and irrevocable and (b) maintained in effect, throughout the entire Term of this Sublease, and shall not terminate until this Sublease shall have been terminated or expired and Sublandlord shall have been paid all sums due under this Sublease including all sums actually expended by Sublandlord to cure any default by Subtenant. The terms and conditions of the Letter of Credit (and the bank issuing the same which party is referred to herein as the “Bank”) shall be reasonably acceptable to Sublandlord and shall provide, among other things, that Sublandlord, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Sublandlord’s statement

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that such amount is due to Sublandlord under the terms and conditions of this Sublease. Subtenant further covenants and warrants that it shall not assign or encumber the Letter of Credit or any part thereof without Sublandlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If an event of default under this Sublease occurs, Sublandlord may, but without obligation to do so, use the Security Deposit by presenting the Letter of Credit to the Bank accompanied by Sublandlord’s demand to draw down on said Letter of Credit, or any portion thereof, in an amount not to exceed the amount required to cure the default and to compensate Sublandlord for any and all losses, expenses and damages sustained by Sublandlord resulting from Subtenant’s default (including, but not limited to, reasonable legal and other related expenses, and any deficiency in reletting the Sublease Premises), whether occurring before or after re-entry by Sublandlord. It is understood by Sublandlord that SILICON VALLEY BANK is acceptable to Sublandlord to issue the Letter of Credit.

b. In the event that Sublandlord shall use all or a portion of the Security Deposit as provided for above, Subtenant shall, within ten (10) days following Sublandlord’s written demand, deliver to Sublandlord another irrevocable letter of credit, which shall be similar in form and substance to the Letter of Credit, in an amount equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit to the amount that it was immediately prior to Sublandlord’s application of a portion of said Security Deposit to Subtenant’s default. In lieu of providing an additional letter of credit, Subtenant may deposit cash with Sublandlord in an amount sufficient to satisfy the requirements of this section.

c. In the event that Sublandlord uses all or a portion of the Security Deposit as provided for herein, Subtenant shall not be deemed to have cured its default which gave rise to the use of such funds unless Subtenant shall have deposited, as soon as practicable following Sublandlord’s written demand, an additional letter of credit or cash with Sublandlord in the amount so applied so that the amount so applied shall be fully replenished and Sublandlord shall have the full amount of the Security Deposit as set forth above restored at all times during the term of this Sublease.

d. Sublandlord shall have the absolute right and option at any time after the expiration of the Fifteen Day Period to terminate the Sublease if Subtenant shall fail to deliver the Letter of Credit to Sublandlord.

19.	FITNESS CENTER USAGE

a. During the term of this Sublease, Subtenant’s officers and employees shall have the non-exclusive right to use the fitness center (which includes the exercise room, the showers and locker rooms and the furniture,

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fixtures and equipment contained therein) located in Building 1 of the Demised Premises (the “Fitness Center”), on Monday through Friday (excluding holidays) during such hours as Sublandlord’s employees are permitted to use the Fitness Center. As of the date hereof, such Fitness Center hours of operation are 7 a.m. to 6 p.m. as may be subject to change. Subject to the terms of Section 19.b. below, Sublandlord shall charge each of Subtenant’s officers and employees who desires to the Fitness Center (each, a “Jazz User”) a monthly fee in the amount set forth on Exhibit F hereto, payable in advance, for Fitness Center use and the furnishing and laundering of towels. Each Jazz User shall be required to sign an application, a release agreement substantially in the form of Exhibit F hereto, and such other documentation as Sublandlord shall deem reasonably appropriate prior to using the Fitness Center. Each Jazz User shall be required to conform to such reasonable written rules and regulations as may be promulgated from time to time by Sublandlord for the efficient operation of the Fitness Center, and the failure by any Jazz User to abide to such rules and regulations shall constitute grounds for the termination of his or her right to use the Fitness Center, in Sublandlord’s sole reasonable discretion.

b. Upon not less that thirty (30) days advance written notice to Subtenant, Sublandlord shall have the right to modify the Fitness Center’s hours of operations in its discretion and/or to increase the monthly Jazz User fee; provided, however, any such changes shall be equally applicable to both Jazz Users and to other Fitness Center users; and further provided that no such fee increase during any twelve (12) month period shall exceed Five ($5.00) Dollars per month per Jazz User. Sublandlord shall have the right in its sole discretion to temporarily or permanently close the Fitness Center upon not less than thirty (30) days advance written notice to Subtenant. At any time, Sublandlord shall have the right to terminate the right to use the Fitness Center with (30) days advance notice if Sublandlord no longer occupies Building 1 of the Demised Premises. In the event of any such closure, Sublandlord shall promptly return all monies, if any, paid in advance by any Jazz User for use of the Fitness Center for any period after the date of such closure. Sublandlord shall have no liability or responsibility to Subtenant or its officers or employees with respect to any such closure.

c. Sublandlord and Subtenant hereby release each other and waive any and all rights of recovery against each other with respect to any and all losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by the waiving party arising from or related to any death or injury which occurs in, on or about the Fitness Center, whether due to the negligence of either party, their agents, employees, officers, licensees, invitees or contractors, or otherwise.

20.	PARKING

Subtenant shall be entitled to the nonexclusive use of forty-two (42) parking spaces in the parking area serving the Building at no additional cost to Subtenant. In addition, Subtenant shall be entitled to the non-exclusive use of

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the bike lockers serving the Building on a first come first serve basis; provided, however, Sublandlord shall have the right in its sole discretion to discontinue such use (on a non-discriminatory basis) or completely remove said lockers, all without incurring any liability to Subtenant or its employees.

21.	SUBTENANT’S SECURITY SYSTEM

Subtenant shall have the right, but not the obligation, to install a security access and alarm system securing the Subleased Premises at its sole cost and expense, subject to such rights of approval as Sublandlord may have pursuant to the terms of Section 9 of this Sublease, except that any approval required of Sublandlord for such security access and alarm system shall be granted or denied as provided for herein, as promptly as reasonably possible and shall be deemed given if Sublandlord does not approve or reasonably disapprove of such security access and alarm system within ten (10) business days of request for consent, subject to any right that Landlord may have to consent to such security and alarm system.

22.	INTENTIONALLY DELETED

23.	SUBTENANT’S RIGHT OF QUIET ENJOYMENT

Subtenant shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of the Sublease, provided that there is no event of default by Subtenant.

In the event that Sublandlord shall fail to (i) make any non-structural repairs to the Subleased Premises (or shall fail to commence to make such repairs and thereafter diligently pursue the completion thereof) that are required to be made by Sublandlord as tenant under the Master Lease, or (ii) provide the janitorial services for the interior portions of the Building as described in Exhibit C attached hereto, and such failure shall continue for ten (10) business days after receipt of written notice from Subtenant that such repairs are necessary or such janitorial services are not being provided as required by this Sublease, and thereafter Subtenant shall have given Sublandlord a second notice (the “Second Notice”) which states that Subtenant intends to perform such repairs or perform such janitorial services (as the case may be) at Sublandlord’s reasonable expense, if Sublandlord does not commence to make such repairs or properly perform such janitorial services (as the case may be) within ten (10) days of receipt of the Second Notice and thereafter diligently pursue the completion thereof, then Subtenant shall have the right to make such repairs or perform such janitorial services (as the case may be) and thereafter demand that Sublandlord reimburse Subtenant for the reasonable cost thereof. Sublandlord shall reimburse Subtenant for the reasonable cost of such work within fifteen (15) days of receipt of Subtenant’s demand accompanied by invoices and such other documentation as Sublandlord may reasonably require substantiating such expenditures.

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24.	EXHIBITS.

The following exhibits are attached hereto and made a part hereof:

A.	Master Lease
B.	Subleased Premises
C.	Maintenance and Janitorial Service
D.	Initial Improvements
E.	Security Deposit (Letter of Credit)
F.	Fitness Center Agreement

25.	SUBLEASE ANNUAL REPORTS

Within fifteen (15) days from request by Sublandlord, but not more than once during any calendar year, Subtenant shall make available to Subtenant or to any prospective purchaser or lender of the building, audited financial statements of Subtenant or any guarantor, provided Sublandlord or any such prospective purchaser or lender agrees, in writing, the form and substance of which shall be reasonable acceptable to Subtenant, to maintain such statements and information in confidence, and provided further that if audited financial statements of Subtenant are not available at the time of such request, Subtenant may deliver un-audited statements prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by Subtenant’s chief financial officer. Notwithstanding the foregoing, so long as the stock of Subtenant is traded on a public exchange, Subtenant shall satisfy the requirements of this Section 25 by delivering Subtenant’s annual report.

26.	OVERDUE AMOUNTS

In the event any payment due from Sublandlord is not received within five (5) days after its due date, then in addition to any other right or remedy available to Sublandlord, Subtenant shall pay to Sublandlord a “late charge” equal to 5% of the past due amount in order to compensate Sublandlord for its administrative and other overhead expenses, provided, however the foregoing late charge shall not apply to the first two (2) late payments made by Subtenant in any calendar year. Any such late charge shall be payable as Rent hereunder and shall be payable promptly upon Sublandlord’s written demand, provided such demand is made in writing within sixty (60) days.

27.	INTENTIONALLY OMITTED.

28.	OPTION TO EXTEND.

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a. In the event that the Sublease Premises have not been subleased following the expiration of the Term of this Sublease, and Sublandlord does not reoccupy the Sublease Premises, then Subtenant shall have the right and option (the “Extension Option”) to extend the Term of this Sublease for one additional period of six (6) months (the “Extension Term”), commencing immediately upon expiration of the initial Sublease term (the “Adjustment Date”). In all cases, Subtenant’s Option to Extend shall be subject and subordinate to the rights of any existing or future subtenants in the Demised Premises who has provided notice to Sublandlord of interest in subleasing the Subleased Premises, and such sublease transaction would result in a net premises greater in size than the size of the Subleased Premises. To exercise Subtenant’s Extension Option, Subtenant must deliver written notice not later than three (3) months prior to the last day of the Sublease Term.

b. The Extension Term shall be on the terms and conditions stated in this Sublease, except that the Rent for the Extension Term shall be $41,607.97 per month, which amount is four percent (4%) greater than the Rent on the last day of the initial Sublease term. Sublandlord and Subtenant shall enter into a sublease amendment confirming the terms of such extension; provided, however, such amendment shall not increase Subtenant’s obligations or liabilities hereunder or otherwise be inconsistent with the terms of this Sublease. In the event that Subtenant fails to provide notice within the time period stated in subparagraph (a) above, then this Option to Extend shall be null and void.

29.	WAIVER

The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may arise between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Sublandlord to insist upon the performance by Subtenant in strict accordance with said terms.

30.	COUNTERPARTS

This Sublease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that the parties are not signatories to the original or the same counterpart provided that both parties are furnished a copy or copies thereof reflecting the signature of both parties.

31.	ANTI-TERRORISM.

a) Definitions. As used in this Paragraph 31,

i) The term “Person” shall mean, collectively, any one or more individuals, any entity or organization (whether designated a corporation, general partnership, limited partnership, limited liability company, limited liability corporation, professional corporation,

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professional association or otherwise) and any nation or other governmental or quasi-governmental body, organization, unit or authority;

ii) The term “Blocked Person” shall mean:

(1) any Person named or designated as a terrorist by any Executive Order of the President of the United States or by the United States Treasury Department or by any other governmental body, organization, unit or authority having jurisdiction;

(2) any Person named or designated as a “Specially Designated National and Blocked Person’ by the United States Treasury Department, Office of Foreign Assets Control (“OFAC”) or by any other governmental body, organization, unit or authority having jurisdiction; and

(3) any Person otherwise banned or blocked from engaging in transactions in United States of America by any Executive Order of the President of the United States or by any treaty, statute, law, rule, order, ordinance, regulation and/or the like, including, without limitation, any treaty, statute, law, rule, order, ordinance, regulation and/or the like that is enforced or administered (either entirely or in concert with others) by the United States Treasury Department, Office of Foreign Assets Control.

b) Subtenant warrants and represents to Sublandlord that:

i)	Subtenant is not a Blocked Person;

ii)	Subtenant is not knowingly and intentionally acting for or on behalf of any Blocked Person in entering into this Lease;

iii)	Subtenant is not knowingly and intentionally planning to use the Subleased Premises, or permit any third parties to use or occupy the Subleased Premises, on behalf of, or for the benefit of, any Blocked Person.

c) Subtenant expressly covenants and agrees that Subtenant shall not knowingly and intentionally use or occupy any portion of the Subleased Premises, or knowingly and intentionally permit any third parties to use or occupy any portion of the Subleased Premises, on behalf of, or for the benefit of, any Blocked Person.

d) Sublandlord warrants and represents to Subtenant that:

i)	Sublandlord is not a Blocked Person;

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ii)	Sublandlord is not knowingly and intentionally acting for or on behalf of any Blocked Person in entering into this Lease; and

iii)	Sublandlord is not knowingly and intentionally planning to use the Building, or permit any third parties to use or occupy the Building, on behalf of, or for the benefit of, any Blocked Person.

e)	Sublandlord expressly covenants and agrees that Sublandlord shall not knowingly and intentionally use or occupy any portion of the Building, or knowingly and intentionally permit any third parties to use or occupy any portion of the Building, on behalf of, or for the benefit of, any Blocked Person.

****** INTENTIONALLY LEFT BLANK ******

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IN WITNESS WHEREOF, Sublandlord and Subtenant are deemed to have executed this Sublease as of the date and year first above written.

WITNESS	Jazz Pharmaceuticals (Subtenant)

/s/ Peter Soparker	By:	/s/ Matthew K. Fust
Peter Soparker	Title:	Chief Financial Officer
	Date:	March 2, 2007

WITNESS	Xerox Corporation (Sublandlord)

/s/ William Etter	By:	/s/ Bruce E. Bender
William Etter		Bruce E. Bender
Western Region Acquisitions

Date: March 5, 2007

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Exhibit A

Master Lease

EXHIBIT A	COMPLEX	48
EXHIBIT B	DEMISED PREMISES	49
EXHIBIT C	WORK AGREEMENT AND ALLOWANCE	50
EXHIBIT C-1	LANDLORD PREPARATION OF BUILDING SHELLS	59
EXHIBIT C-2	BUILDING SHELL APPROVED PLANS
EXHIBIT C-3	TENANT IMPROVEMENT PLANS AND SPECIFICATIONS

THIS LEASE dated, for reference purposes, the 1st day of March, 1990 between QTC VENTURE, a California general partnership, having its principal office at 700 Emerson, Palo Alto, California, (hereinafter referred to as “Landlord”), and XEROX CORPORATION, a New York corporation having its principal office at 800 Long Ridge Road, Stamford, Connecticut 06904 (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

1.	DESCRIPTION

Landlord will construct a development on certain land, as shown on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Complex”), which will contain parking areas, common areas and five (5) buildings, containing approximately 206,150 rentable square feet, and located at 3400 Hillview Avenue, in the City of Palo Alto, State of California (hereinafter referred to as the “Buildings”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the total rentable space of four (4) of the buildings in the Complex, the total space consisting of approximately 167,366 rentable square feet as shown on Exhibit B attached hereto and made a part hereof (hereinafter referred to as the “Demised Premises” or the “Premises”), together with the use in common with other tenants of the Complex common areas and facilities of the Complex appurtenant thereto, and together with the sidewalks, driveways and parking facilities provided for in Paragraph 9 (b) hereof (all together hereinafter referred to as the “Premises”).

Landlord agrees, at Landlord’s sole cost and expense, to commence construction of the Buildings on or before October 1, 1990 and to complete construction of the Buildings and the Premises (except as provided in Exhibit C hereof) on or before July 1, 1991, and if Landlord fails to do so, Tenant shall have the right to liquidated damages and termination of this Lease as provided in Paragraph 46 hereof. The phrase “commence construction of the Building” as used herein means demolition of the existing Building, approval by the Palo Alto Architectural Review Board, execution of a construction contract, and commencement of excavation work. The phrase “complete construction of the Building and the Premises” as used herein shall mean (a) with respect to the Building, finished floor slabs; all foundations, walls, exterior surfaces, glass installation and roof completely installed and watertight so as to allow no material leakage; all heating, ventilating, air-conditioning, plumbing and sprinkler systems installed and operational; telephone lines installed and electrical systems completed and run to panels servicing the Demised Premises; at least two elevators and the shipping dock as required by Tenant, completed and operational; security and fire alarm systems installed and operational, lobby and public restrooms completed and all Tenant Improvements complete pursuant to paragraph 5 hereof, and certificate of occupancy or final Building Inspection Certificate permitting Tenant’s lawful occupation and use of the Buildings issued, all in compliance with all applicable codes, and (b) with respect to the Premises, access available to and from the Building, all exterior lighting installed, parking areas and walkways completed, landscaping installed or bonded for, and areas free of construction materials and safe for public use.

2.	TERM

The term of this Lease is Ten (10) year(s), to commence on the 1st day of July, 1991 (hereinafter referred to as the “Commencement Date”), and to end on the 30th day of June, 2001 (hereinafter referred to as the “Expiration Date”), both dates inclusive, unless the term be extended pursuant to Paragraphs 14, and 26 hereof, or earlier terminated as provided herein, or in accordance with applicable law. If Landlord has not completed construction of the Building and Premises and the Premises are not ready for Tenant’s occupancy by July 1, 1991, the term shall commence on the date on which the Building and Premises are completed and ready for Tenant’s occupancy. Such date shall be the date certified by Landlord’s architect or contractor or the date of issuance of final Building Inspection Certificate or certificate of occupancy permitting Tenant’s lawful occupation and use of the Premises. The foregoing shall not be construed to alter or derogate from Paragraph 46 of this Lease or Paragraph 13 of the accompanying Work Letter.

3.	RENT

The rent shall be:

	Per Month	Annual
Years 1-5	$343,100.30	$4,117,203.60
Years 6-10	$356,489.58	$4,277,874.96

Paid in advance on the first day of each month without deduction, offset or setoff during the term hereof; provided, however, that if the term of this Lease should commence on the date other than the first day of the month, the first and last month’s rent shall be prorated. Tenant shall be permitted a three (3) month fixturing period without payment of rent following the Commencement Date.

If Tenant fails to pay any installment of rent when due, Tenant shall pay Landlord, in addition to the delinquent rental due, a late charge equal to five percent (5%) of the amount due after seven (7) days’ written notice from Landlord to Tenant. For the third and subsequent late payments in any twelve (12) month period, late charges shall be due and payable on the due date.

The rent figures stated above are based upon the estimated rentable square footage of 167,366. The actual amounts shall be determined upon determination of the actual square footage of the Buildings, at a rate per square foot during years one (1) through five (5) of $2.05 and six (6) through ten (10) of $2.13.

4.	USE

The Demised Premises may be used and occupied for research and development, training, receiving, storing, prototype manufacturing and ancillary office use including the use of computers and various other electronic equipment needed for Tenant’s business. Landlord covenants, to the best of Landlord’s knowledge, that there are no zoning ordinances, provisions of the underlying ground lease (“Ground Lease”), or any other prohibitions restricting or limiting the use of the Demised Premises for the purpose herein specified. Should any law, regulation or other governmental order substantially interfere with Tenant’s use of the Demised Premises, then Tenant may cancel this Lease upon written notice to Landlord within ninety (90) days following that date upon which Tenant shall have become aware of such law, regulation or order and thereupon Tenant shall have no further obligation to Landlord. For purposes of this paragraph, “substantial interference” excludes any zone change under which Tenant’s use as permitted above, is a lawful nonconforming use for the remaining term of the Lease and any unexercised option periods.

Tenant shall not use or occupy the Premises in violation of the Ground Lease or in violation of law, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law. Tenant shall have the right, with Landlord’s cooperation, to appear before any governmental authority or to bring any action to contest any zoning change or similar change in use restrictions which may impair Tenant’s use of the Premises as permitted herein. Tenant shall comply with any direction of any governmental authority having jurisdiction, which shall by reason of the nature of Tenant’s use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises, or with respect to the use or occupation thereof. Tenant shall comply with all conditions of approval for development permits issued for the Complex, including implementation of a Transportation Demand Management (“TDM”) program if required by City ordinance. Landlord shall not agree to any amendment to the Ground Lease materially affecting Tenant’s use without Tenant’s prior written consent, which Tenant may withhold in Tenant’s sole but reasonable discretion

Tenant may, if Tenant so elects, and for Tenant’s sole use, install and operate within the Demised Premises microwave ovens and install and operate within the Demised Premises vending machines to dispense hot and cold beverages, ice cream, candy, food and cigarettes; such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances.

5.	DELETED

6.	MAINTENANCE AND REPAIRS

Landlord shall-keep in good order and repair the following: (a) the structural parts of each of the Building that comprise the Premises, including the foundation, subflooring, floor slab, exterior walls, structural walls, roof, and utilities outside the exterior of each Building and under the floors and floor slabs, together with all interior and/or glass damage due to any structural failure or defect, (b) the roof membrane, (c) all paved areas, including parking lot and walkways, and (d) landscaping. Tenant shall promptly notify Landlord in writing of any items which need maintenance or repair. Landlord shall be solely responsible for capital costs and maintenance and repair costs of the structural parts of the Building described in item (a) and for capital costs for the roof membrane. Maintenance and repair costs for items (b) through (d), including routine maintenance and repair costs and capital costs chargeable to Tenant shall be paid by Tenant to Landlord pursuant to the Rider attached hereto.

Tenant shall maintain and repair all interior portions of the Demised Premises including all interior non-structural walls, ceilings, lighting, floor coverings, glass, heating, ventilating and air conditioning equipment, elevators, interior electrical and plumbing fixtures, except when such damage results from any structural failure or defect. Tenant shall furnish its own cleaning services, trash removal and maintenance of the HVAC system and elevators. Upon notification by Tenant, Landlord shall promptly repair any damage to or defect in the Premises and the Building; provided, however, that if such damage is occasioned by fault or neglect of the Tenant (except as provided in paragraph 16 hereof) and there shall not be in effect at the time such damage occurred a policy or policies of insurance insuring Landlord against any loss resulting from such damage, then Tenant shall reimburse Landlord for the reasonable actual cost of repairs or if the proceeds of such insurance are insufficient to cover such cost, then Tenant shall reimburse Landlord the difference between such cost and the proceeds which Landlord received.

Landlord shall ensure that, as of the Commencement Date, all existing building systems, if any, shall be in good working order.

Tenant hereby waives all rights under and any benefit of the provisions of Sections 1932 (1), 1941 and 1942 of the California Civil Code and any similar or successor law, statute or ordinance now or hereafter enacted.

7.	ALTERATIONS

After the Commencement Date, Tenant shall make no alterations, decorations, additions or improvements (“Alterations”) in or to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord’s consent shall also state whether the Alterations must be removed upon termination of the Lease. The contractors or mechanics used by Tenant for any Alterations shall be subject to Landlord’s reasonable approval. If Landlord fails to respond to Tenant’s request for consent within fifteen (15) business days after such request, Landlord’s consent shall be deemed given and Tenant shall not be required to remove the Alterations specified in Tenant’s request upon termination of the Lease. Notwithstanding the foregoing, Landlord’s consent is not required for nonstructural Alterations costing less than

Twenty-Five Thousand and no/100ths Dollars ($25,000.00). Tenant shall not construct any partititons or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Premises or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. Tenant covenants that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction and with all applicable requirements of the Ground Lease. Before commencing any work, Tenant shall give Landlord and Stanford University at least ten (10) days’ prior written notice of the proposed commencement of such work. Tenant shall, if required by Landlord or Stanford University, secure at Tenant’s own cost and expense a completion and lien indemnity bond, reasonably satisfactory to Landlord and Stanford, for such work.

Tenant further covenants that any mechanic’s lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant at the expense of Tenant, by bond or otherwise, within fifteen (15) days after written notice of the existence of such lien. Tenant shall at all times retain title to and receive any depreciation or tax benefits available from the Alterations installed at Tenant’s expense. Such Alterations shall become Landlord’s property upon termination of the Lease if they are not removed by Tenant upon the expiration or termination of the Lease. Landlord shall have no interest in any of Tenant’s personal property located in the Premises, and Landlord hereby waives all such interest. Landlord shall, within ten (10) days following Tenant’s request, execute documents, in the form satisfactory to Landlord, evidencing Landlord’s waiver of all right, title, lien and interest in Tenant’s personal property located on the Premises. Tenant shall be entitled to all insurance proceeds or condemnation awards paid with respect to Tenant’s personal property.

All personal property, trade fixtures, office machinery and equipment, furniture and movable partititons owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease term. Tenant shall repair any damage caused by removal of its property. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord after ten (10) days’ written notice to Tenant may, at its option, remove the same in any manner that Landlord shall choose, and store such property without liability to Tenant for loss thereof. Tenant shall pay Landlord upon demand any and all expenses incurred in such removal, including court costs, reasonable attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession; or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expenses incident to the removal and sale of said effects. In the event of an early termination of the Lease, through no fault of Tenant, Tenant shall have a reasonable period of time to remove its personal property before Landlord is entitled to remove and store the same.

8.	SIGNS

Tenant shall have the right to be listed on the Building directory, if any, and to have identification signs inside and/or outside of the Demised Premises. Tenant shall have the right to install and/or remove in conformance with Tenant’s specifications and Landlord’s sign program for the Complex, a monument sign, provided such sign does not violate any governmental law, ordinance or regulation, or the Ground Lease. All signs shall be installed at Tenant’s expense.

9.	SERVICES

Landlord shall furnish the following installations and/or services to Tenant, all of which shall be adequate for the intended use of the Premises and in conformity with that furnished in local office buildings of similar nature, but in no event shall these services be provided less than 24 hours per day, seven (7) days per week.

(a)	Landlord shall, at Landlord’s sole expense, install separate meters for each Building in the Complex and the common areas and provide connections to all utilities used by Tenant during the term of this Lease. Tenant shall obtain service and pay for the cost of such utilities for each of the Buildings that comprise the Premises. In addition, Landlord shall furnish all necessary utilities including electricity, to the exterior common areas, including the walkways, driveways, and parking area, and Tenant shall reimburse Landlord as provided in the Rider attached hereto for its proportional share of such costs.

(b)	Landlord acknowledges that the availability of sufficient parking is a material inducement to the entering into of this Lease by Tenant. Landlord represents that it has sufficient parking available to provide at no cost to Tenant and for Tenant’s exclusive use at least 3.3 paved parking spaces for every 1,000 square feet in the Demised Premises excluding cafeteria and physical fitness rooms (and similar floor space, if any, not used by the City of Palo Alto in determining the number of legally required parking spaces) which shall be in an open parking area. If so requested by Tenant, Landlord shall designate by marking or otherwise up to 40 visitor spaces, such spaces as exclusive for Tenant visitors.

(c)	Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or visitors, in any portion of the Complex that may be designated for use by other tenants of the Complex and their visitors or permit parking by Tenant’s employees in excess of the number of spaces allocated for Tenant’s use in Paragraph 9(b). Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Landlord shall post a notice of intent to tow violators’ cars.

Tenant acknowledges that any one or more of the services provided for in Paragraph 9 hereof may be interrupted or suspended by reason of accident, repair, alterations or improvements necessary to be made, strikes, lockout, and except as hereinafter provided, Landlord shall not be liable to Tenant therefore, provided however, that (a) Landlord shall use its best efforts to restore such services as soon as reasonably possible, (b) in the event such service is not restored within five (5) business days, if through the fault of Landlord, to the extent that Tenant cannot reasonably use all or any part of the Premises, rent and other charges shall abate as to such part, effective on the sixth (6th) business day and continue abated until such service is restored, and (c) in the event such interruption continues for twelve (12) months, whether or not through the fault of Landlord, then Tenant shall have the right and option to cancel and terminate this Lease, on ten (10) days written notice to Landlord, and thereafter shall be relieved of all further liability under this Lease.

10.	COMPLIANCE WITH LAW

Landlord represents to the best of Landlord’s knowledge that the Premises and the Building, and the fixtures and appurtenances thereto (except those installed by Tenant) will as of the Commencement Date conform or that Landlord shall promptly cause them to conform to every applicable requirement of law or duly constituted authority or of any Board of Underwriters, rating bureau or similar organization, or the requirements of the carriers of all insurance on or relating to the Demised Premises, the Premises or the Building whether such insurance be furnished by Landlord or Tenant (through a program of self-insurance or otherwise) and that Landlord will, at its sole risk and expense other than for requirements arising from Tenant’s particular use of the Premises, at all times during the term hereof promptly comply with all such requirements. The Tenant shall comply with all applicable statutes, ordinances, rules and regulations of federal, state and municipal governments and all applicable rules and regulations of the Board of Fire Underwriters as such statutes, ordinances, rules and regulations pertain to Tenant’s use of the Demised Premises.

Landlord shall also comply with all applicable city, county, state and federal ordinances in effect from time to time with respect to facilities for the handicapped in the Demised Premises, the Premises and the Building.

11.	LANDLORD’S TITLE, AUTHORITY, AND QUIET ENJOYMENT

Landlord covenants and represents that:

(a)	It has to the best of its knowledge after reasonable inquiry good leasehold title to the Building and the Complex, -free from any lien, encumbrance, covenant condition or restriction affecting Tenant’s proposed use and enjoyment of the Premises other than any item disclosed in the Binder No. B290-373 issued by Lawyers Title Insurance Company, a copy which has been delivered to Tenant by Landlord.

(b)	The Ground Lease is in full force and effect; there have been no materialdefaults by either party thereto, and no circumstances exist that would, with notice or lapse of time, consitiute a material default.

In the event this Lease or the leasehold estate created hereunder is subject to the prior rights of any mortgagee or ground lessor, then Landlord shall secure from each mortgagee or lessor a written agreement in recordable form satisfactory to Tenant whereby Tenant, so long as Tenant is not in material default hereunder, may remain in possession of the Demised Premises pursuant to the terms hereof should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage, terminate the Ground Lease or to dispossess Landlord. Such agreements shall be secured and furnished to Tenant at least thirty (30) days prior to the Commencement Date, or Tenant may at its option, terminate this Lease.

Landlord covenants and represents that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein, and so long as Tenant keeps and substantially performs each and every term, provision and condition herein contained on the part of Tenant to be kept and performed, Tenant shall peacefully and quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under Landlord.

12.	SUBORDINATION

Tenant shall, if so requested by Landlord’s lender or ground lessor execute any documents necessary to subordinate the priority of this Lease and the leasehold estate created hereunder to the lien of any mortgage or ground lease covering the Buildings, Complex or Premises; provided, however, that the mortgagee or ground lessor, as the case may be, shall deliver to Tenant at or prior to the time that this Lease becomes so subordinate a written agreement in recordable form satisfactory to Tenant whereby Tenant, so long as Tenant is not in material default hereunder, may remain in possession of the Premises pursuant to the terms hereof and should Landlord become in default with respect to such mortgage or ground lease or should the Complex, Buildings or Premises become the subject of any action to foreclose any mortgage, terminate the Ground Lease or to dispossess Landlord. Any fee which Landlord’s lender or ground lessor may charge for such agreement shall be paid by Landlord.

This Lease shall be subject and subordinate at all times to the Ground Lease, and to the lien of any mortgages or deeds of trust now placed on or against the Premises or Landlord’s estate or interest therein.

13.	ASSIGNMENT AND SUBLEASE

Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant’s interest in the Lease or in the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord’s consent shall not be required for any sublease of all or any portion of the Premises, provided, however, that Tenant shall inform Landlord of all subleases and Landlord shall have the right to disapprove any proposed subtenant if the subtenant’s use of the Premises is inconsistent with the Ground Lease or applicable zoning. If Landlord disapproves a proposed subtenant as permitted, the sublease shall be void. No sublease shall extend beyond expiration of the then term of the Lease. Any attempted assignment, transfer, mortgage, or encumbrance without Landlord’s consent shall, at the option of Landlord, constitute grounds for termination of the Lease. Landlord shall respond to Tenant’s request for consent within fifteen (15) days or Landlord’s consent shall be deemed given. Tenant may assign the Lease to the following entities without obtaining the Landlord’s consent: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, purchase or exchange of stock. Each proposed subletting is also subject to any rights of Stanford University under the Ground Lease, including any rights of first refusal and approval of leases.

Each subletting or assignment shall be by an instrument in writing in form reasonably satisfactory to Landlord and shall be executed by the sublessor or assignor and by the sublessee or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of the Landlord herein to assume, to be bound by and to perform the terms, covenants, and conditions of this Lease to be done, kept and performed by the Tenant. One executed copy of such written instrument shall be delivered to the Landlord.

No subletting or assignment shall relieve Tenant of its obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment.

14.	LEASE EXTENSION

(a)	If this Lease, shall not have been terminated pursuant to any provisions hereof and no material defaults then exist of which Tenant has received notice, then Tenant may, at Tenant’s option, extend the term of this Lease for Two (2) successive additional terms of Five (5) years each, commencing on the expiration of the original term, or the immediately preceding additional term as the case may be. Tenant shall give Landlord nonbinding notice of intent to extend or not to extend not later than twelve (12) months prior to expiration of the then term. Tenant may exercise such option by giving Landlord written notice at least two hundred seventy (270) days prior to the expiration of the original or additional term as the case may be. If after giving nonbinding notice of its intent to extend, Tenant decides not to extend, the Lease term shall be extended to be twelve (12)

months from notice to Landlord not to extend. Upon the giving by Tenant to Landlord of such written notice and the compliance by Tenant with the foregoing provisions of this Paragraph 14, this Lease shall be deemed to be automatically extended upon all the covenants, agreements, terms, provisions, and conditions, set forth in this Lease except for such terms and conditions as are expressly inapplicable during any additional term or in connection with this Paragraph 14 and except for rent which shall be determined in accordance with the provisions of Paragraph 14(b). If Tenant fails or omits to so give to Landlord the first written notice referred to above, it shall be deemed, without further notice and without further agreement between the parties hereto, that Tenant elected not to exercise the options granted Tenant pursuant to this Paragraph 14, to extend the term of this lease for additional periods. This extension option is personal to Xerox Corporation and shall expire upon expiration of any sublease coterminus with the then term or upon assignment to any entity other than an assignee for whom consent is not required under Paragraph 13.

(b)	The rental rate for each Option Period shall be determined as follows:

(i)	The parties shall have fifteen (15) days after Landlord receives Tenant’s Notice within which to agree on the rental rate for the Option Period in question based upon ninety-five percent (95%) of then fair market rental value of the Premises as defined in Paragraph 2(c). If the parties agree on the rental rate for that Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the rental rate for that Option Period.

(ii)	If the parties are unable to agree on the rental rate for an Option Period within such fifteen (15) day period, then, the rental rate for that Option Period shall be ninety-five percent (95%) of then current fair market rental value of the Premises as determined in accordance with Paragraph 14(b)(iv) below.

(iii)	The “then fair market value of the Premises” shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period in question, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises; tenant improvement allowances, free rent periods and other adjustments; and the rent for comparable buildings located in comparable areas of Santa Clara County; but excluding the value of any improvements made to the Premises by Tenant at Tenant’s expense.

(iv)	Within seven (7) days after the expiration of the fifteen (15) day period set forth in Paragraph 14 (b)(i), each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser with at lease five (5) years’ full-time commercial appraisal experience in northern Santa Clara County and southern San Mateo County to appraise and set the then fair market rental value of the Premises for the Option Period in question. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can apply to the then President of Santa Clara County Real Estate Board, or the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the then fair market rental value of the Premises.

If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the then fair market rental value of the Premises.

After the then fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease within fifteen (15) days of such notice to set forth ninety-five percent (95%) of such amount as the rental rate for the Option Period in question.

ARBITRATION OF DISPUTES

All disputes between Landlord and Tenant with respect to Paragraph 14 of this Lease, with respect to the determination of fair market value rental rates, shall be decided by arbitration. Tenant shall have the right, by giving written notice to Landlord, setting forth in detail the nature of the dispute, to request arbitration. The dispute shall be submitted to arbitration as follows:

Within fifteen (15) business days after delivery of the above notice, each party (Landlord and Tenant) shall appoint a person to act as an arbitrator in its behalf. Within five (5) business days thereafter, the two appointed arbitrators shall jointly appoint a third arbitrator. The dispute shall be arbitrated by said three arbitrators. A majority decision of the three arbitrators shall control. All of the arbitrators shall be persons having at least ten (10) years experience in dealing with commercial leases in office buildings within Santa Clara and/or San Mateo Counties, and none shall have any interest in the Building or the Complex or be or have been associated or affiliated with either Landlord or Tenant.

In the event Landlord and Tenant, or the two arbitrators fail or refuse to appoint an arbitrator within the time set forth herein, then either party shall have the right to petition the senior judge (in terms of years of service), of the United States District Court of the applicable Federal District in which the Building is situate, to appoint such arbitrator and the arbitrator appointed by said judge shall serve in said capacity.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.

/s/	/s/
Initialled by Landlord	Initialled by Tenant

15.	TAXES, ETC.

Subject to reimbursement by Tenant as provided on the Rider attached hereto, Landlord shall pay all real estate taxes, assessments, water and sewer rates and charges, and any other charges which may be levied, assessed or charged against the Buildings and/or the land upon which the Buildings are situated. Landlord shall further make all payments required to be made under the terms of any mortgage or deed of trust which is now or hereafter a lien on the Building or the land thereunder which is superior to this Lease and all payments required to be made under any ground lease.

16.	INSURANCE AND WAIVER OF LIABILITY

(a)	Subject to Tenant’s rights to insure, provided below, and Tenant’s obligation to reimburse, as provided on the attached Rider, Landlord shall obtain and maintain the following kinds and amounts of insurance coverage throughout the term of this Lease:

(1)	Fire and extended coverage for the replacement cost of the Complex, with a five percent (5%) deductible including all Tenant Improvements within the Premises, but excluding Tenant’s furnishings, fixtures, equipment and other personal property. The risks insured against shall include earthquake (when required by the Ground Lease and otherwise if available at a commercially reasonable cost) and war and invasion insurance when and to the extent required by the Ground Lease.

(2)	Comprehensive general liability insurance covering property damage, injuries and death arising out of the construction, use or operation of the Complex (but outside the Premises) with a combined single limit of at least Five Million Dollars ($5,000,000) (or such greater amount as Tenant may reasonably require provided that if Tenant occupies less than all of the Complex, the limit shall be commercially reasonable). Landlord’s liability insurance shall include coverage for operation of motor vehicles, all boilers and pressure vessels within the Complex, but outside the Premises, and, if available at commercially reasonable rates, environmental protection liability insurance with limits of not less than Three Million Dollars ($3,000,000) per occurrence and Six Million Dollars ($6,000,000) annual aggregate for sudden accidental occurrences and nonsudden accidental occurrences.

(3)	Rent loss insurance in an amount equal to at least twelve (12) months’ rent hereunder.

During construction of the Complex and Tenant Improvements, Landlord shall also maintain builder’s all risk coverage for the replacement cost of the Complex, including all Tenant Improvements, as well as any public liability or other insurance that may be required to comply with the Ground Lease.

(b)	Tenant shall obtain and maintain the following kinds and amounts of insurance coverage throughout the term of this Lease:

(1)	Fire and extended coverage, including a sprinkler leakage endorsement, for Tenant’s furnishings, fixtures, equipment and other personal property, in amounts and with deductibles reasonably determined by Tenant.

(2)	Comprehensive general liability insurance covering property damage, injuries and death arising from Tenant’s possession and use of the Premises with a combined single limit of at least Five Million Dollars ($5,000,000) (or such greater amount as Tenant may reasonably require). Tenant’s liability insurance shall include coverage for all boilers and pressure vessels within the Premises and, if available at commercially reasonable rates, environmental protection liability insurance with limits of not less than

Three Million Dollars ($3,000,000) per occurrence and Six Million Dollars ($6,000,000) annual aggregate for sudden accidental occurrences and nonsudden accidental occurrences.

(3)	Workers’ compensation insurance, as required by law.

(c)	Tenant shall have the right to obtain Landlord’s fire and extended coverage insurance, and may insure some or all risks under its blanket policies or self-insurance program subject to Stanford University’s reasonable approval. All insurance provided by third parties shall be issued by carriers admitted in California and rated A:XII in Best’s Insurance Guide. Each party’s insurance policies shall name the other party, Stanford and Landlord’s lender as an additional insured, and provide that they may not be canceled, or reduced in amount, without at least fifteen (15) business days’ written notice to the other party. Upon request, each party shall furnish the other and Stanford University with certificates of insurance or other appropriate evidence of coverage for all required insurance. Any deductible must be approved by Landlord, who shall not unreasonably withhold approval. Insurance obtained by Tenant, under its blanket policies or otherwise, may provide deductibles in excess of five percent (5%), subject to Landlord’s reasonable approval. In that event, Tenant shall be responsible for all covered losses in excess of five percent (5%) of the loss up to the deductible amount.

All insurance shall comply with the requirements of the Ground Lease. In particular, and without limiting the generality of the preceding sentence, all liability insurance shall be subject to adjustment in accordance with the Ground Lease. If Stanford University notifies Landlord that it proposes to increase the liability insurance requirements pursuant to the Ground Lease, Landlord shall notify Tenant and shall provide Tenant the opportunity to take part in any arbitration proceeding concerning the proposed limit if Tenant believes that the proposed limit is excessive or unreasonable.

(d)	Each party hereby releases the other from any and all claims against the other for damage to persons or property caused by or resulting from risks coverable by an insurance required by this Lease. Each party shall notify its insurance carriers of the existence of this waiver, and shall use its best efforts to cause each insurance policy to include a waiver of all rights of recovery by way of subrogation.

17.	DAMAGE

(a)	If at any time prior to expiration or termination of this Lease, the Premises are wholly or partially damaged, destroyed or rendered inaccessible by a risk fully covered (excluding deductibles) by insurance maintained by Landlord or for Landlord’s benefit, and the Tenant is unable, in its sole but reasonable discretion, to carry on its normal operations in all or a substantial portion of the Premises, then, Tenant shall give Landlord notice and within the later of thirty (30) days after Tenant’s notice or sixty (60) days after the damage or destruction, Landlord shall give Tenant notice of its reasonable determination that the Premises can or cannot be fully restored and ready for occupancy within one (1) year from the date of damage or destruction, without payment of overtime or other premiums.

(1)	If Landlord determines that the Premises can be so restored within one (1) year, (i) this Lease shall remain in full force, (ii) rent shall be abated proportionally for such portion of the Premises as is inaccessible or unusable, for so long as such portion is inaccessible or unusable; and (iii) Landlord shall proceed diligently to repair the damage or destruction, including all Tenant Improvements, using materials of at least the quality used in the original construction of the Complex, Premises and Tenant Improvements with a minimum of interference in Tenant’s normal operations. If, in Tenant’s sole but reasonable judgment, Landlord shall not have performed any of the above obligations in strict compliance therewith, then Tenant may, but shall not be required to, undertake such obligations, and reasonable, actual costs incurred as a result thereof shall be reimbursed by Landlord within thirty (30) days after Tenant’s request for payment.

(2)	If Landlord determines that the Premises cannot be so restored within one (1) year, then either Landlord or Tenant may, at its option, (i) terminate this Lease with respect to the Buildings substantially damaged or destroyed, or, if (ii) damage exceeds fifty percent (50%) of the replacement cost of the Premises, terminate the Lease. Upon partial termination, rent shall be reduced proportionally to reflect the reduced area of the leased Premises.

(b)	If any time prior to expiration or termination of this Lease, the Premises are wholly or partially damaged, destroyed or rendered inaccessible by a risk not fully covered (excluding deductibles) by insurance maintained by Landlord or for Landlord’s benefit, and the Tenant is unable, in its sole but reasonable discretion, to carry on its normal operations in all or a substantial portion of the Premises, then Tenant shall give Landlord notice and within sixty (60) days after the damage or destruction, Landlord shall give Tenant notice informing Tenant whether Landlord intends to repair such damage or destruction, and if so, whether such damage or destruction can be fully restored and ready for occupancy within one (1) year from the date of damage or destruction, without payment of overtime or other premiums.

(1)	If Landlord elects to repair and such damage or destruction can be fully restored within one (1) year, (i) this Lease shall remain in full force, (ii) rent shall be abated proportionally for such portion of the Premises as is inaccessible or unusable, for so long as such portion is inaccessible or unusable; and (iii) Landlord shall proceed diligently to repair the damage or destruction, including all Tenant Improvements, using materials of at least the quality used in the original construction of the Complex, Premises and Tenant Improvements with a minimum of interference in Tenant’s normal operations. If, in Tenant’s sole but reasonable judgment, Landlord shall not have performed any of the above obligations in strict compliance therewith, then Tenant may, but shall not be required to, undertake such obligations, and reasonable, actual costs incurred as a result thereof shall be reimbursed by Landlord within thirty (30) days after Tenant’s request for payment.

(2)	If Landlord does not elect to repair or determines that the Premises cannot be so restored within one (1) year, then Tenant may, at its option, (i) terminate this Lease with respect to the Buildings substantially damaged or destroyed, or, if (ii) damage exceeds fifty percent (50%) of the replacement cost of the Premises, terminate the Lease. Upon partial termination, rent shall be reduced proportionally to reflect the reduced area of the leased Premises.

(c)	If during the final twelve (12) months of the term of this Lease (or any extension term) the Premises are wholly or partially damaged, destroyed or rendered inaccessible and the Tenant is unable, in its sole but reasonable discretion, to carry on its normal operations in all or a substantial portion of the Premises, either Landlord or Tenant may terminate this Lease with respect to affected Buildings or the entire Premises, by giving Landlord written notice of its election to terminate. Upon partial termination, rent shall be reduced proportionally to reflect the reduced area of the leased Premises.

18.	CONDEMNATION

(a)	If all or substantially all of the Premises shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of proceeding to a judgment of condemnation (hereinafter, “taken”), this Lease shall terminate and rent shall be adjusted to the date of termination.

(b)	If any portion of the Premises or Complex shall be taken and Tenant is unable, in Tenant’s sole but reasonable discretion, to carry on its normal business operations, Tenant shall have the right to (i) terminate this Lease with respect to the Buildings or portions thereof taken or, if (ii) fifty percent (50%) or more of the area of the Premises is taken, terminate the Lease. Upon any partial taking, if Tenant does not terminate the Lease,

(1)	Rent shall be reduced proportionally to reflect the reduced area of the leased Premises.

(2)	All repairs necessary to restore the Premises or Buildings as nearly as possible to their original condition shall be commenced within thirty (30) days after the taking or transfer; performed in a diligent and workmanlike manner with material of at least the quality used in the original construction of the Buildings and Premises; and completed by Landlord at Landlord’s sole expense with a minimum of interference in Tenant’s normal operations. If, in Tenant’s sole but reasonable judgment, Landlord shall not have performed any of the above obligations in strict compliance therewith, then Tenant may, but shall not be required to, undertake such obligations, and reasonable, actual costs incurred as a result thereof shall be reimbursed by Landlord within thirty (30) days after Tenant’s request for payment. Tenant is hereby granted a lien upon any award or settlement resulting from the condemnation to the extent that Tenant has not been reimbursed for any such cost incurred, subject, however, to any prior rights or liens of Stanford or Landlord’s lender.

(c)	If all or any portion of the Premises or Complex shall be temporarily taken for a period of less than one (1) year, and Tenant is unable, in Tenant’s sole but reasonable discretion, to carry on its normal business operations, rent shall be proportionally abated, and Tenant shall receive from the award or settlement its reasonable costs of relocation.

(d)	If all or any portion of the Premises or Complex shall be temporarily taken for a period of one (1) year or more, and Tenant is unable, in Tenant’s sole but reasonable discretion, to carry on its normal business operations, (i) terminate this Lease with respect to the Buildings wholly or partially taken or, if (ii) fifty percent (50%) or more of the usable area of the Premises is taken, terminate the Lease. Upon partial termination, rent shall be reduced proportionally to reflect the reduced area of the leased Premises, and Tenant shall receive from the award or settlement its reasonable costs of relocation.

(e)	Landlord shall give Tenant prompt written notice, with full particulars, of any condemnation proceedings, threats or notices thereof, or offers or negotiations for sale in lieu of condemnation. Tenant shall have the right to participate in such proceedings or negotiations, and to recover, in addition to relocation costs, costs of damage to its property or Tenant Improvements, the fair market value of its leasehold interest. For this purpose, the fair market value of Tenant’s leasehold interest shall be the net present value of the difference, if any, between rent due hereunder and fair market rent during the remainder of the then current term of this Lease (or such lesser period as all or a portion of the Premises may be taken), excluding any unexercised option periods. The discount rate for calculating the value of the leasehold interest shall be the rate explicitly or implicitly used by Landlord and the condemning authority in any agreement or by the court in establishing the award by judgment.

19.	DEFAULT BY TENANT

The occurrence of any one or more of the following events shall constitute a material breach by Tenant:

(a)	The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt by Tenant of written notice thereof from Landlord provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required pursuant to Section 1151 of the California Code of Civil Procedure regarding unlawful detainer proceedings;

(b)	The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt by Tenant of written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion;

(i)	the making of any general arrangement or any assignment by Tenant for the benefit of creditors;

(ii)	the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the petition is dismissed within ninety (90) days);

(iii)	the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets;

(iv)	the attachment, execution or other judicial seizure of substantially all of Tenant’s assets.

20.	LANDLORD’S REMEDIES

(a)	In the event of any material breach of this Lease by Tenant, then Landlord in addition to other rights or remedies it may have, shall have the right to terminate this Lease upon fifteen (15) days written notice to Tenant, and also the right, with or without termination of this Lease, of reentry upon and taking possession of the Demised Premises and Landlord may remove all persons and property from the Demised Premises; such property may be removed and stored in any other place in the Building or in any other reasonably secure place for the account of and at the expense and risk of Tenant. Tenant hereby waives all claims for damages which may be caused by the reentry of Landlord and taking possession of the Demised Premises or removing or storing the furniture and property as herein provided and shall save Landlord harmless from any costs or damages occasioned Landlord thereby, and no such reentry shall be considered or be construed to be a forcible entry. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or, Landlord may from time to time, without terminating this Lease, relet the Demised Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as may be reasonable, with the right to make minor alterations and repairs to the Demised Premises. Rental received by Landlord from such reletting shall be applied first to the payment of any costs of such reletting including reasonable brokerage and attorney’s fees; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such reletting during any month be less than one-twelfth (1/12) of the annual rental reserved hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, in which event Tenant’s obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.

(b)	If Landlord elects to terminate this Lease pursuant to this Paragraph 20, Landlord may recover from Tenant:

(i)	The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)	The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii)	The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss Tenant proves could be reasonably avoided; plus

(iv)	Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the prevailing discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus five percent (5%), but not more than the maximum rate permissible by law. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus five percent (5%).

(c)	In the event of Tenant’s default, Landlord shall also have the right to maintain Tenant’s right to possession whether or not Tenant has abandoned the Premises, and in such event, Landlord shall be entitled to enforce all of Tenant’s obligations and to recover Rent as it becomes due.

(d)	The failure by Tenant to make any material, undisputed payment of Property Expenses required to be made by Tenant hereunder, within ten (10) business days after written notice thereof by Landlord to Tenant, shall constitute a default. In the event of such default, Landlord shall have the remedies in Paragraphs (b) and (c) above and the right to bring an action against the Tenant to collect such sums.

21.	DEFAULT BY LANDLORD

The occurrence of any one or more of the following events shall constitute a material breach by Landlord:

(a)	The failure by Landlord to make any payment required to be made by Landlord hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt by Landlord of written notice thereof from Tenant;

(b)	The failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt by Landlord of written notice thereof from Tenant; provided, however, that if the nature of Landlord’s default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion.

22.	RIGHT TO CURE LANDLORD’S DEFAULTS

In addition to Tenant’s other rights and remedies, if Landlord fails to perform any of its obligations herein regarding maintenance of the Premises, obtaining insurance, or paying Real Property Taxes, and if such failure continues for thirty (30) days, or fifteen (15) days in the event of roof leaks, after written notice from Tenant to Landlord and any mortgage of Landlord whose name and address is furnished to Tenant in writing, or if Landlord fails to commence such cure within thirty (30) days and to diligently prosecute the same to completion if a longer period is reasonably required in light of the nature of the breach, Tenant may, but shall not be obligated to, cure such breach at Landlord’s expense. Landlord shall reimburse Tenant upon demand for all reasonable expenses incurred by Tenant, together with interest at the rate of two percent (2%) plus the Bank of America prime rate from the date incurred until paid.

23.	ADDITIONAL SPACE-OPTION

Tenant has a twelve (12) month option from the date this Lease is fully executed, to lease the remaining rentable space of approximately 37,000 square feet (the “Additional Space”), to be constructed in the Complex, provided that during the last three (3) month period of this Lease Landlord may offer space to other tenants subject to Tenant’s election not to exercise its option.

Landlord shall submit to Tenant all offers for the Additional Space executed by the Landlord and other tenant. Tenant shall notify Landlord within thirty (30) days of receipt of such offer of Tenant’s election to exercise or not exercise its option to lease the Additional Space.

If Tenant exercises its option to lease the Additional Space, all the terms and conditions of this Lease shall apply, including preparation of Tenant’s space and Tenant Improvement Allowance of which shall be increased proportionally. Rent for entire

Premises during the initial term shall be adjusted to reflect the Additional Space taken, and computed at the rate of $1.87 per square foot per month for years one (1) through five (5), inclusive; and $2.05 per square foot per month for years six (6) through ten (10), inclusive. Tenant’s percentage share of Common Area Maintenance and similar costs shall shall be adjusted proportionally to reflect the Additional Space.

24.	SECOND RIGHT OF OFFER TO PURCHASE

If, at any time during the initial lease term, Landlord intends to sell, transfer or assign its interest in the Premises -independently from the Complex, or the entire Complex (collectively the “Offered Property”), then Landlord shall offer to Tenant as provided in this Paragraph the opportunity to purchase the Offered Property, provided that such right is subject to any rights of Stanford under the Ground Lease. Tenant’s right shall not apply to sales at foreclosure or a deed in lieu of foreclosure, but the purchaser at such sale or receipient of the deed in lieu of foreclosure shall take the Premises subject to Tenant’s rights under this Paragraph. Landlord shall give Tenant notice concurrently with notice to Stanford, and Tenant’s election to purchase the Offered Property shall be void if Stanford purchases the Offered Property. Landlord shall give to Tenant written notice of the terms and conditions upon which it would be willing to sell the Offered Property (“Landlord’s Offer”). Tenant shall have the right to purchase the Offered Property upon the terms and conditions stated in Landlord’s Offer, which Tenant may exercise only by giving written notice to Landlord within sixty (60) days after receipt after receipt of Landlord’s Offer. If Tenant timely exercises its right, it shall purchase the Offered Property on the terms and conditions contained in Landlord’s Offer within forty-five (45) days after the sixty (60) day period. However, if Tenant does not so accept Landlord’s Offer within such sixty (60) day period, then Landlord may sell the Offered Property to any third party on substantially the same terms and conditions contained in Landlord’s Offer for a period of twelve (12) months after the expiration of the sixty (60) day period. If, however, the agreement to sell to a third party is substantially more favorable to the third party buyer than the terms contained in Landlord’s Offer to Tenant, Landlord shall re-offer the Offered Property to Tenant on such modified terms (“Landlord’s Re-Offer”), subject to Stanford’s right of reoffer, as above stated. (For purposes of this paragraph, “substantially more favorable” shall mean a price reduction of three percent (3%) or more, or any change in financing or other economic terms of equivalent effect). If Tenant does not accept Landlord’s Re-Offer by written notice within fifteen (15) business days of receipt of Landlord’s Re-Offer, then Landlord may sell the Offered Property to a third party on substantially the same terms and conditions contained in Landlord’s Re-Offer for a period of twelve (12) months after the expiration of the thirty (30) day period. If Tenant does accept Landlord’s Re-Offer, Tenant shall purchase the Offered Property upon the terms and conditions contained in Landlord’s Re-offer within forty-five (45) days after expiration of the fifteen (15) day period. If an agreement for the purchase and sale of the Offered Property is not fully executed by Landlord and a third party within twelve (12) months after Landlord’s Offer or Landlord’s Re-Offer, as the case may be, has been delivered to Tenant, then any proposed sale of the Offered Property by Landlord shall be deemed a new determination by Landlord to sell and shall be subject to Tenant’s second right of offer in accordance with the terms and conditions of this Paragraph 24. The failure of Tenant to accept Landlord’s Offer or Landlord’s Re-Offer, as the case may be, in writing within the time period stated in this paragraph shall be deemed a rejection by Tenant but such rejection shall not waive Tenant’s rights to the Offered Property on another occasion. Tenant agrees to keep all information set forth in Landlord’s Offer or Landlord’s Re-Offer confidential except as may be reasonably required for tax or legal advice or in connection with proposed financing, and further agrees not to interfere with or in any way unreasonably impede Landlord’s negotiations with any third party,

25.	FIRST RIGHT TO LEASE

If, during the original or any additional term hereof any space (“Available Space”) in the Complex becomes available for lease due to expiration or termination of then existing leases, then Landlord shall offer the space to Tenant in writing at rates and other terms (including term of the lease and tenant improvement allowance) at which Landlord otherwise would offer the space to other parties. Tenant shall have thirty (30) days to notify Landlord whether Tenant desires to lease the Available Space. If Tenant notifies Landlord it desires to lease the Available Space, but Tenant and Landlord are unable to agree on a rental rate, then the rental rate shall be determined pursuant to the procedures for determining the rental rate for the Premises during an Option Period as set forth in Paragraph 14 (b) of this Lease. Other terms and conditions of the lease for the Available space would be substantially the same terms and conditions as this Lease. If Tenant does not notify Landlord that Tenant elects to lease the Available Space, then Landlord may offer such space to third parties. If at any time Landlord anticipates making or receiving an offer or letter of intent for lease of the Available Space, Landlord may notify Tenant of the identity of the potential tenant (“Notice of Potential Tenant”). Tenant shall have twenty (20) days after receipt of such notice to determine in its reasonable judgment and notify Landlord whether the potential tenant so identified is a competitor of Tenant. If Tenant does not notify Landlord within twenty (20) days after receipt of the Notice of Potential Tenant, that the potential tenant is a competitor, any offer to Landlord from that potential tenant shall not be subject to the right of refusal below. If Tenant notifies Landlord that the potential tenant is a competitor or if Landlord has not provided Tenant with Notice of Potential Tenant (with time to respond as provided above), any offer or letter of intent to or from the potential tenant shall be subject to the following right of refusal. Prior to entering into any lease or rental agreement thereafter for the Available Space, Landlord shall first give Tenant written notice (“Notice of Proposed Lease”), with full particulars of the proposed lease or rental agreement (such as an executed letter of intent) and the identity of the proposed tenant. Tenant shall have five (5) days after receipt of the Notice of Proposed Lease to notify Landlord of the determination by its Real Estate Operations group or its Operations Division whether the potential tenant is a competitor and the recommendation whether to exercise the right of refusal. If the Real Estate Operations group or Operations Division recommends not to exercise the right, the right shall be deemed waived. If the recommendation is to exercise the right, Tenant shall have fifteen (15) days after receipt of the Notice of Proposed Lease to elect to lease the Available Space for the same rent and other economic terms proposed and otherwise on the terms and conditions in this Lease, provided that no term or condition of this Lease shall materially effect the economic terms of the proposed lease. If Tenant fails to exercise its right to lease such space by giving Landlord written notice of acceptance within the stated fifteen (15) day period, or by waiving pursuant to the internal recommendation then Landlord may enter into such lease or rental arrangement with the third party identified in the notice on substantially the terms stated in the Notice of Proposed Lease. Failure by Tenant to lease any Available Space when so offered or notified by Landlord shall not relieve Landlord of its obligation under this Paragraph if, as and when other space or the Available Space again becomes available for lease.

26.	TENANT’S PARTICIPATION

As a material part of the consideration and as a material inducement for Tenant to enter into this Lease, Landlord hereby agrees that Tenant shall share, at Tenant’s election, at any time during the term of this Lease in the “Net Cash Flow”, “Net Proceeds of Refinancing”, and “Net Proceeds of Sale” (as hereinafter set forth), Tenant’s share thereof being ten percent (10%). If Tenant elects to participate in the “Net Cash FLow”, “Net Proceeds of Refinancing” and “Net Proceeds of Sale” per this Paragraph 26 then the Tenant will agree to adjust rent by increasing rents in accordance with the provisions of subparagraphs 26(a), 26(b) and 26(c) below.

Landlord shall report the following information to Tenant on a quarterly basis: budget, construction or permanent loan balance, and leasing status. Landlord shall notify Tenant of owners meetings at the time such meetings are scheduled; and Tenant shall be permitted to participate on an information basis at each of the owners meetings, as it relates to those topics which are relevant to Tenant’s Participation.

(a).	Tenant’s Share of Net Cash Flow

1.	Net Cash Flow is defined as the total amount of monies received by Landlord in a calendar year, prorated for partial years, for all tenants (including Tenant) and occupants of the Building deriving from so-called base rent, additional rent, escalations (for operating expenses, utilities and real estate taxes), parking or garage rent or other such fees, and any other income of Landlord from the Building, after subtracting therefrom the amounts actually paid by Landlord including, but not limited to operating expenses, real estate taxes and assessments, professional fees, utilities, allocation to capital reserves, and “debt service” (interest and amortization) on Landlord’s construction loan or permanent financing, and ground rent and deduction of management fee if any, but excluding depreciation. Landlord may, on an annual basis, contribute to reserves for capital improvements or reserves for additional tenant improvements, leasing commissions, or related releasing costs. Landlord agrees that any and all monies determined by Landlord to be placed in reserves shall actually be transferred to an interest-bearing account set aside for that purpose. In the event Landlord refinances the Building as hereinafter provided, then the “debt service” shall be subject to upward or downward adjustment based on the interest rate or constant as applied to the principal amount of each such refinancing.

On the first day of the twelve months next following the Commencement Date of the Term of this Lease, and each successive twelve month period the Tenant shall elect in writing if it will share in the “Net Cash Flow” for that period. If Tenant elects to participate in the Net Cash Flow:

(i)	During the first five (5) years of the initial lease term, then Tenant agrees to add eight cents ($0.08) per square foot per month to the then current rent, for the relevant twelve (12) month period.

(ii)	During the final five (5) years of the initial lease term or any extensions provided, subject to this Paragraph 26, then Tenant agrees to add seven cents ($0.07) per square foot per month to the then current rent, for the relevant twelve (12) month period.

Example:

Base Rent (Xerox)	$4,112,640
Additional Rent (Xerox)	141,120
Base Rent (Others)	936,840
Operating Expenses, Real Estate Taxes and Utilities	1,030,000

Total Income	6,220,600	$6,220,600

Less:
Operating Expenses	525,000
Real Estate Taxes	205,000
Utilities	300,000

Subtotal	1,030,000

Allocation to Capital Reserves	138,000
Debt Service	3,880,000

Total Expenses	$5,048,000	5,048,000

Net Income		1,172,600

Tenant’s Share		× 10%
Amount Payable to Tenant		$117,260

The twelve month period hereinabove set forth shall be the twelve months next following the Commencement Date of the term of this Lease, and each successive twelve month period. In the event the Net Income should be negative, in no event shall Tenant be liable therefor. Within thirty (30) days after the first anniversary of the Commencement Date and each anniversary thereof, Landlord shall submit to Tenant in Stamford, Connecticut (a) an itemized statement, certified by Landlord, subject to audit by Tenant, setting forth in detail for the period (i) Landlord’s total income from the Building, (ii) the Net Income, and (iii) the calculation of Tenant’s share or payment to Landlord (b) a copy of the certified balance sheet of Landlord on a cost basis, and (c) a good check to the order of Tenant, if applicable, for the full amount of Tenant’s share.

(b).	Tenant’s Share of Net Proceeds of Refinancing

If Tenant elects to participate in the “Net Proceeds of Refinancing” then:

(i)	Rent shall increase by seven (7) cents ($0.07) per square foot per month for the remaining balance of the then current term, unless rent has previously been increased pursuant to either subparagraph 26 (a) (for the then current twelve (12) month period) or 26 (c); and

(ii)	If fewer than ninety-six (96) months remain in the then current term, the term shall be forthwith extended so that a minimum of ninety-six (96) months remain. Rent for periods after expiration of the then-current term shall be one hundred percent (100%) of the then current fair market rental, determined in accordance with the provisions of Paragraph 14 (b).

For purposes of this paragraph, “Net Proceeds of Refinancing “ shall be deemed to include the “Net Proceeds of the First Permanent Loan,” the “Net Proceeds of Refinancing the First Permanent Loan,” the “Net Proceeds of Subsequent Refinancing the First Permanent Loan,” and the “Net Proceeds of Additional or Secondary Financing” (all as hereinafter set forth).

The Building or Complex is being financed by Landlord on an interim basis by a so-called Construction Loan made by lender to be determined by Landlord and Tenant in accordance with the provisions of Paragraph 26 (e), which Construction Loan will be supplanted by a so-called “First Permanent Loan” with a maturity date to be determined.

1.	The Net Proceeds of the First Permanent Loan shall be computed by subtracting from the principal amount of the First Permanent Loan (a) the actual cost of the land, (for purposes of this calculation the actual cost of the land is $16,500,000) (b) the cost of constructing the Building, including indirect costs (c) usual customary closing costs and (d) Landlord’s actual cash equity balance as determined from the capital accounts of the partners, (The following examples assume that, as of this Lease execution Landlord’s actual cash equity balance is zero).

Example:

Original Principal Amount of First Permanent Loan	$40,900,000
less: (a) Cost of Land	16,500,000
(b) Cost of Building	22,300,000
(c) Closing Costs	100,000
(d) Landlord’s Equity Balance	-0-

Net Proceeds of First Permanent Loan	2,000,000

Tenant’s Share	× 10%
Amount Payable to Tenant	$200,000

2.	The “Net Proceeds of Refinancing the First Permanent Loan” shall be computed by subtracting from the principal amount of the Refinancing the First Permanent Loan (a) the original principal balance of the First Permanent Loan less any amortization of principal thereof, and (b) the usual and customary closing costs and (c) Landlord’s actual cash equity balance, increased or decreased for actual cash contributions and distributions respectively.

Example:

Original Principal Amount of Refinancing First Permanent Loan		$43,000,000
less:
(a) Original Principal Amount of First Permanent Loan	$40,900,000
Less Amortization	1,000,000

	$39,900,000	39,900,000
(b) Closing Costs		100,000
(c) Landlord’s Equity Balance		-0-
Net Proceeds of Refinancing First Permanent Loan		3,000,000

Tenant’s Share		× 10%
Amount Payable to Tenant		$300,000

3.	The “Net Proceeds of Subsequent Refinancing the First Permanent Loan” shall be calculated by subtracting from the principal amount of the subsequent Refinancing of the First Permanent Loan (a) the original principal balance of the Refinancing the First Permanent Loan less any amortization of principal thereof, (b) the usual and customary closing costs and (c) Landlord’s actual cash equity balance, increased or decreased for actual cash contributions and distributions respectively. This subparagraph 3 shall apply to any and all subsequent refinancings.

Example:

Original Principal Amount of Subsequent Refinancing of First Permanent Loan		$45,000,000
less:
(a) Original Principal Amount of refinancing First Permanent Loan	$43,000,000
less Amortizations	1,000,000

	42,000,000	42,000,000
(b) Closing Costs		100,000
(c) Landlord Equity Balance		-0-
Net Proceeds of Subsequent Refinancing of First Permanent Loan		2,900,000

Tenant’s Share		× 10%
Amount Payable to Tenant		$290,000

4.	The “Net Proceeds of Additional or Secondary Financing” shall be calculated by subtracting from the principal amount of the additional or secondary financing the usual and customary closing costs and the Landlord’s actual cash equity balance, increased or decreased for actual cash contributions and distributions respectively. This subparagraph 4 shall apply to any and all additional or secondary refinancings.

Example:

Original Principal Amount of Additional or Secondary Financing	$1,000,000
less:
(a) Closing Costs	100,000
(c) Landlord Equity Balance	-0-
Net Proceeds of Additional or Secondary Financing	900,000

Tenant’s Share	x 10%
Amount Payable to Tenant	$90,000

In each case above in subparagraphs 1, 2, 3 and 4, Landlord shall notify Tenant at least sixty (60) days in advance of Landlord’s intention to finance or refinance. Tenant shall notify Landlord of its election to participate or not to participate within fifteen (15) days after Landlord’s notice. If Tenant elects to participate, then within fifteen (15) days after the closing Landlord shall send to Tenant in Stamford, Connecticut a good check for Tenant’s share together with copies of the Closing Statement, Promissory Note and Mortgage or Deed of Trust. In the event the Net Proceeds of Refinancing should be negative, in no event shall Tenant be liable therefor.

(c).	Tenant’s Share of Net Proceeds of Sale

If Tenant elects to participate in the “Net Proceeds of Sale” then:

(i)	Rent shall increase by seven (7) cents ($0.07) per square foot per month for the remaining balance of the then current term, unless rent has previously been increased pursuant to either subparagraph 26 (a) (for the then current twelve (12) month period) or 26 (b); and

(ii)	If fewer than ninety-six (96) months remain in the then current term, the term shall be forthwith extended so that a minimum of ninety-six (96) months remain. Rent for periods after expiration of the then-current term shall be one hundred percent (100%) of the then current fair market rental, determined in accordance with the provisions of Paragraph 14 (b).

1.	The “Net Proceeds of Sale” shall be computed by deducting from the gross sale price (a) the original principal balance of the then existing primary financing and of the then existing secondary financing, if any, less any amortization of principal of the then existing primary financing and of the then existing secondary financing, if any, (b) the usual and customary closing costs and (c) the Landlord’s actual cash equity balance, increased or decreased for actual cash contributions and distributions respectively.

Example:

Gross Sale Price		$50,000,000
Less:
(a) Original Principal Balance of Primary Financing	$45,000,000
Less:Amortization	1,000,000

	44,000,000	44,000,000
(a) Original Principal Balance of Additional or Secondary Financing	1,000,000
Less: Amoritization		500,000
(b) Closing Costs	500,000	100,000
(c) Landlord’s Equity Balance	$500,000	-0-
Net Proceeds of Sale
Secondary Financing		5,400,000

Tenant’s Share		× 10%
Amount Payable to Tenant		$540,000

Landlord shall notify Tenant at least sixty (60) days in advance of Landlord’s intention to sell and the proposed sale price. Tenant shall notify Landlord of its election to participate or not to participate within fifteen (15) days after Landlord’s notice, if Tenant elects to participate, then within fifteen (15) days after the closing, Landlord shall send to Tenant in Stamford, Connecticut a good check for Tenant’s share together with Purchase and Sale Agreement and Closing Statement.

In the event the Net Proceeds of Sale should be negative, in no event shall Tenant be liable therefor.

(d)	Upon a sale or transfer of the Complex, Tenant’s participation in Net Cash Flow and Refinancing Proceeds shall cease. If Tenant has elected to participate in Refinancing Proceeds or Proceeds of Sale, rent increases shall remain in effect for the remainder of the then current term, including any extension by operation of Paragraphs 26 (b) and 26 (c). If Tenant has elected to participate in Net Cash Flow, but not in Refinancing Proceeds or Proceeds of Sale, any rent increase imposed hereunder shall cease upon sale or transfer of the Complex.

(e)	DEVELOPMENT FINANCING

It is the intention of the Landlord to finance the building or complex by a construction loan which will be supplanted by a so-called “Permanent Loan”. Landlord agrees to provide Tenant with a “Loan Package” of information covering the proposed financing at the same time Landlord is providing this information to its other perspective Lenders, but no later than June 1, 1990. Landlord shall notify Tenant of the terms of any specific proposals received from such lenders, and Tenant will then have fifteen (15) days to improve the conditions of the proposed financing. If Tenant is successful in obtaining a more favorable loan with the same maturity, origination fees, amortization schedule and security and other terms and conditions then Tenant shall be entitled to a cash payment or payments equivalent to the savings, provided the Loan with more favorable terms and conditions actually closes. In the case of construction financing, Tenant shall receive a cash payment in the amount of the savings upon completion of construction and repayment of the construction loan. In the case of permanent financing, Tenant shall receive quarterly payments equal to the amount of the savings for that period. This Paragraph shall apply to any and all subsequent financings so long as QTC Venture continues to own the property, unless the loan is assumed by the new owner.

27.	DELIVERY OF EXECUTED LEASE

Landlord shall deliver to Tenant two (2) fully executed originals of this Lease within fifteen (15) days after delivery to Landlord by Tenant of four (4) duplicate originals of this Lease duly executed by Tenant. In the event Landlord shall fail to deliver the fully executed copies of this Lease as herein required, Tenant may, if Tenant so elects, withdraw its execution and delivery of this Lease by giving Landlord written notice of such withdrawal. Upon such withdrawal neither party shall have any rights against the other either hereunder or otherwise except that Landlord shall forthwith return to Tenant any sums which Tenant shall have paid to Landlord prior to such withdrawal.

28.	DELETED

(See paragraph 25 - First Right to Lease)

29.	NOTICES

All notices shall be sent by registered mail, return receipt requested, or recognized private courier service with proof of delivery to the following addresses:

TO LANDLORD:	TO TENANT:

Lovewell Company Mr. John B. Lovewell General Partner 700 Emerson Palo Alto, Ca 94301	Xerox Corporation Attn: RE/GSD Lease Administration 800 Long Ridge Road P.O. Box 1600 Stamford, CT 06904

WITH A COPY TO:

Xerox Corporation Attn: Manager, Real Estate Operations 1851 East First Street, Suite 460 Santa Ana, CA 92705

Any notice shall be deemed to have been given on the date set forth on the Registry Receipt given to the sender at the time of mailing, except that for purposes of Paragraph 19 and 21, hereof, such notice shall be deemed to have been received on the earlier of (a) the date set forth on the Return Receipt, (b) the date of delivery as shown on the Post Office records, or (c) the date delivery was refused as shown on the Post Office records.

Except as otherwise provided in this Lease, all correspondence to Tenant with respect to this Lease or any of the provisions hereof shall be sent to the addresses of Tenant set forth above, and any and all correspondence sent to Tenant at the Demised Premises or any location other than as stated herein, and any documents signed by Tenant at the Demised Premises as a result thereof shall be null and void and of no force and effect. Either party, by notice to the other, shall have the right to change the address(es) for notice(s) to be sent to such party, and to add or substitute entities to which a copy of any notice shall be sent by the other party.

30.	BROKERAGE

Landlord and Tenant acknowledge that no real estate broker was involved in this lease transaction. Landlord hereby indemnifies Tenant against the claims of any other broker arising from Landlord’s acts, and Tenant hereby indemnifies Landlord against the claims of any other broker arising from Tenant’s acts.

31.	ESTOPPEL CERTIFICATES

Landlord and Tenant shall, at any time upon not less than twenty (20) days prior written notice, execute and deliver to the Ground Lessor, a prospective new landlord, lender, or assignee or subtenant of Tenant, as the case may be, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to the parties knowledge, any uncured defaults on the part of the other party hereunder, and no circumstances exist that would, with notice or lapse of time, constitute default, or specifying such defaults or circumstances if any are claimed; and (iii) confirming such rental and other information as may be reasonably requested. Failure to respond in a timely manner, or to specify a default, shall be deemed an admission of the matters requested.

32.	INDUSTRIAL DEVELOPMENT BONDS

Landlord covenants, warrants and represents that tax exempt Industrial Development Bonds, sometimes referred to as Industrial Revenue Bonds (“I.R.B.s”) were not used in financing the Complex or the Building. If it is subsequently determined that tax exempt I.R.B.s were used in such financing, Tenant shall have the right and option to terminate this Lease and thereafter be relieved of all further liability hereunder.

In the event Landlord elects to finance the Complex or Building with tax exempt I.R.B.s during the term (or any additional term) of this Lease and Tenant occupies ten percent (10%) or more of the Building or Complex, then Landlord shall promptly so notify Tenant and Landlord hereby indemnifies and holds Tenant harmless from any loss by or claim against Tenant as a result of such tax exempt I.R.B. financing, and Landlord hereby releases Tenant from any liability to Landlord as a result of such tax exempt I.R.B. financing. In addition, Tenant shall have the right and option to terminate this Lease, as hereinabove provided.

33.	ASBESTOS AND CONTAMINATION

Landlord covenants, warrants, and represents to the best of Landlord’s knowledge that (a) the Building (including any transformers adjacent to the Buildings) will be constructed in compliance with all applicable laws and regulations, and will not contain any asbestos or PCB’s, and (b) to the best of seller’s knowledge, after reasonable inquiry, the land under and adjacent to the Buildings (including any other land underlying the Complex) has no toxic contamination except as described in existing environmental report furnished to Tenant. At any time from and after the date of this Lease and during the term of this Lease or any extension thereof, Tenant shall have the right and option, at Tenant’s expense, to investigate the Building for the presence of asbestos and PCB’s and to investigate the land for the presence of toxic contamination. Landlord hereby indemnifies and holds Tenant harmless in the event any such asbestos, PCB’s or toxic contamination is subsequently found, and in such event Tenant shall also have the right and option to terminate this Lease and thereafter be relieved of all further liability hereunder.

34.	REMEDIATION PROGRAM

(a)	Notice to Tenant of Underground Contamination

(i)	Tenant acknowledges that the soil and groundwater of the property on which the Complex is located have been previously contaminated by volatile organic compounds (referred to as “Underground Contamination”) and that the Complex is subject to orders by the Department of Health Services regarding remediation of the underground contamination. Tenant acknowledges that copies of the following have been made available to Tenant for review prior to execution of this Lease:

•	Initial Site Investigation Report (GIC); December 1,1987- Levine-Fricke

•	Phase II Investigation (GIC) August 4, 1988 - Levine-Fricke

•	Remedial Action Order; August 16, 1988; 3400 Hillview Avenue, Palo Alto, California; Docket No. HSA 88-89-005

•	Phase III On Site Ground-Water Extraction System; Modeling and Conceptual Treatment System Design, 3400 Hillview Avenue, Palo Alto, California, November 22, 1988 - Levine-Fricke

•	Department of Health Services; Remedial Action Order for Hillview Porter Plume Regional Site; December 9, 1988, Docket No. HSA 88/89-016

•	Department of Health Services; 3400 Hillview Avenue Site; Fact Sheet No. 1; May 1989

•	EMCON Associates; Phase I and Phase II Environmental Assessment of the 3330 Hillview Property In Palo Alto, California, July 13, 1989; Project C25-01-01

•	EMCON Associates; Third Party Environmental Review of 3400 Hillview Avenue, Palo Alto, California Site; September 6, 1989; Project C25-03-01

•	Monthly Status Report for November 1989 and Results of November 1989 Quarterly Ground-Water Monitoring; 3400 Hillview Avenue, Palo Alto, California; December 15, 1989; Levine-Fricke

•	Technical Memorandum On-site Soil Gas Investigation; 3400 Hillview Avenue; Palo Alto, California; April 7, 1989; Levine-Fricke

Tenant represents and warrants that it has reviewed such material. Tenant accepts the Premises with knowledge of the Underground Contamination as described in the specified materials and knowledge of the requirements of the Orders and Remedial Action Plan as described in such documents.

(ii)	Landlord represents to Tenant that Landlord shall require that all work or other activities performed on or about the Complex and the Premises in regard to the Underground Contamination or the Remedial Action Plan shall be performed in a manner which shall not unreasonably interfere with the use of the Complex or the Premises by Tenant, its agents, employees, custormers, contractors or subtenants.

(iii)	Tenant, acknowledges that Landlord has notified Tenant that General Instrument Corporation (referred to as “Indemnitor”) has agreed to indemnify Landlord and Landlord’s Tenants from certain losses, costs, damages or expenses arising from the existing Underground Contamination, subject to certain conditions and limitations, as set forth in an Indemnification Agreement dated March 10, 1988, as amended and supplemented by a letter agreement dated November 18, 1989, between Indemnitor and Landlord.

(b)	Landlord’s Obligations

(i)	Landlord shall be responsible for all investigation, remediation, and monitoring required by law for (1) the Underground Contamination (and any additional Hazardous Materials existing on the Premises as of the Commencement Date of this Lease, (2) any Hazardous Materials released, emitted, discharged, or stored by Landlord or its agents, employees, or other tenants of the Complex, (3) any Hazardous Materials released, emitted, or discharged on or about the Premises from any other source after the Commencement Date, except to the extent that the Hazardous Materials in question were released, emitted, or discharged by Tenant or its agents, employees, contractors or subtenants. (For purposes of this Lease, “Hazardous Materials” shall mean any substance which has the capacity to cause death, injury or illness to man through ingestion, inhalation, or absorption through any body surface.)

(ii)	Landlord shall indemnify and hold Tenant harmless from any claims or costs, including reasonable attorneys fees, arising from or related to (a) any Hazardous Materials released, emitted, discharged, stored or used by landlord or its agents, employees or contractors, or other tenants of the Complex or (b) any Hazardous Materials present from any cause on or about the Premises on the Commencement Date of the Lease (including, without limitation, the Underground Contamination), except to the extent such Hazardous Materials were released by Tenant.

(iii)	Landlord shall indemnify Tenant as provided above only for out-of-pocket costs and expenses and not for any consequential damages and incidental damages, including loss of profits and loss of rental value of the leasehold; except to the extent such damages result from Landlord’s willful failure to fulfill its obligations (specifically excluding good faith disputes with Tenant or government agencies regarding the scope and timing of Landlord’s obligation).

(iv)	Any limitation on recovery against Landlord with respect to Hazardous Materials (including the limitation on recovery of consequential damages, loss of profits and loss of rental value) shall not affect Tenant’s right to pursue any third parties, including Indemnitor (as defined herein). Upon demand from Tenant, Landlord will assign to Tenant any claims Landlord may have against any third parties, including Indemnitor relating to the losses, costs, expenses, lost profits, liabilities or claims which Tenant may incur or which may be asserted against Tenant with respect to Hazardous Materials.

(v)	Landlord shall impose upon all other tenants restrictions on the use of Hazardous Materials at least as strict as those contained in this Lease.

(c)	Tenant’s Obligations

Tenant has no present intention to use any Hazardous Materials in its operations at the Premises except for such Hazardous Materials as are incidental to normal office and software engineering work. Tenant’s use of Hazardous Materials shall be subject to Landlord’s approval, which shall not be unreasonably withheld, and shall comply with all applicable laws and regulations and the Ground Lease.

35.	HOLDOVER

If Tenant shall remain in possession of the Demised Premises after expiration of the original or any additional term hereof, Tenant’s occupancy shall be a month-to-month tenancy at 125% of the rental rate applicable to the last month of the unexpired term and under all of the other terms, conditions and provisions hereof except those pertaining to the term of the Lease. Landlord hereby grants to Tenant the right to holdover for up to three (3) months at a rental rate of 105% of the rental rate applicable to the last month of the unexpired term.

36.	SURRENDER

(a)	Upon any termination or expiration of this Lease, Tenant shall surrender the Demised Premises in the same condition as existed at the commencement of the term, except for normal wear and tear and damage caused by the elements, casualty or any other cause for which Tenant might not be liable, provided, however, that Tenant shall have the option, but not the obligation, to replace or remove any or all of the improvements and alterations made to the Demised Premises by Tenant or at Tenant’s expense. Any damage to the Demised Premises resulting from the removal of such improvements or alterations shall be repaired by Tenant at Tenant’s expense.

(b)	Tenant shall surrender the Premises to Landlord with all plumbing, electrical and mechanical systems in good working order, normal wear and tear excepted, all carpets cleaned and shampooed, interior wall damage repaired, and damaged ceiling tiles, light fixtures, window blinds and other damaged fixtures replaced.

37.	MODIFICATION OF LEASE

The terms, covenants and conditions of this Lease may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of the change is sought. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver of relinquishment for the future of any such term, covenant or condition.

38.	MEMORANDUM OF LEASE

Neither party shall record this Lease or any of the exhibits and/or riders attached hereto, but at the request of either party, Landlord and Tenant shall enter into a “short form” or Memorandum of Lease in recordable form which shall set forth the parties, the legal description of the land underlying the Building, a description of the Demised Premises, the Commencement Date and Expiration Date of the term of the Lease, and any options, rights of refusal and/or restrictions desired to be included by either party.

39.	PARAGRAPH CAPTIONS

Paragraph captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this Lease.

40.	ENTIRE AGREEMENT

This Lease represents the entire agreement between Landlord and Tenant and supersedes all prior agreements both written and oral. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective executors, administrators, heirs, distributees, legal representatives, successors and assigns. The term “Tenant” as used in this Lease shall include Xerox Corporation and any subsidiary (or any subsidiary of any subsidiary) of Xerox Corporation.

41.	CHOICE OF LAW AND INTERPRETATION

This Lease shall be governed by the law of the State in which the Complex is situate. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

42.	ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, with Tenant’s approval which will not be unreasonably withheld, to supply any services required hereunder, to submit the Premises to prospective purchasers, tenants or lenders, to post notices of nonresponsibility, to alter, improve or repair the Premises or any portion of the Complex, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable. Landlord shall be required to give at least three (3) days written notice, except in an emergency. Landlord shall follow Tenant’s reasonable security and or safety regulations, and, if Tenant so requests, shall be accompanied at all times by an employee of Tenant. Tenant hereby waives any claim for damages, for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except due to the negligence or willful misconduct of Landlord or its agents or employees or if Landlord violates any of the provisions contained herein.

43.	ATTORNEY’S FEES

If either party should bring an action at law or in equity or commence arbitration under this Lease to enforce any provision of this Lease or the accompanying Work Agreement, then all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

44.	NONRECOURSE

If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of Rent or other income from such property received by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Premises, and neither the Landlord not its partners shall be liable for any deficiency.

45.	LANDLORD PAYMENT OPTION

The Property Expenses to be paid by Tenant under the Rider herein are the direct responsibility of Tenant, Landlord may collect Property Expense payments from Tenant and pay the appropriate entities directly. If Landlord elects to do so, the installments of property taxes and special assessments to be paid by Tenant shall be paid to Landlord not later than thirty (30) days from receipt of Landlord’s invoice or twenty (20) days prior to the date the installment becomes delinquent whichever is latest and insurance premiums shall be paid to Landlord not later than thirty (30) days from receipt of Landlord’s invoice or twenty (20) days prior to the due date whichever is latest. For Common Area Expenses and all other Property Expenses, Tenant shall pay to Landlord monthly, in advance, an amount estimated by Landlord to be Landlord’s average monthly expenditures for such Property Expenses items, which estimated amount shall be reconciled once each calendar year, in the month of September, with Landlord’s actual expenditures for said Property Expenses items. After reconciliation, Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice from Landlord, the amount of actual expenses expended by Landlord in excess of the estimated amount, or Landlord shall, within thirty (30) days after such reconciliation, refund to Tenant or credit against the next succeeding installment of Rent (providing Tenant is not in default under this Lease) the amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Property Expenses items. Landlord shall maintain complete, accurate records of Property Expenses for at least three (3) years after they are incurred. Landlord shall make such records available to Tenant or its representatives (in accordance to the Rider herein) at reasonable times for inspection, copying and audit. Overpayments or underpayment disclosed by audit shall be adjusted by payment or credit against subsequent rent payments, as appropriate.

46.	DELAYS, LIQUIDATED DAMAGES, TERMINATION

If Landlord is unable to deliver possession of the Premises or the Premises are not, in Tenant’s reasonable judgment, ready for occupancy on or before July 1, 1991, Landlord shall pay liquidated damages to Tenant at the rate of $1075.00 per day for each day of delay. Liquidated damages shall not be paid to the extent of any delays caused by fire, natural disaster, strikes or other circumstances beyond Landlord’s control including inability to obtain government approvals despite diligent efforts to do so (force majeure), provided that Landlord gives Tenant prompt written notice of such circumstances. Liquidated damages shall be payable in cash, upon demand following the Commencement Date or earlier termination, or, at Tenant’s option, deducted from amounts due Landlord under this Lease on the accompanying Work Agreement. The parties agree that these provisions liquidating Tenant’s damages are reasonable in the circumstances existing at the time of this Lease.

If the Landlord is unable to deliver possession of the Premises or the Premises are not, in Tenant’s reasonable judgment, ready for occupancy on or before November 1, 1991, Tenant may terminate this Lease and the accompanying Work Agreement upon written notice to Landlord, except when delays are caused by force majeure, provided that Landlord gives Tenant prompt written notice of such circumstances. However, if for any reason, including force majeure, Landlord is unable to deliver possession of the Premises or the Premises are not, in Tenant’s reasonable judgment, ready for occupancy by January 1, 1992 Tenant may terminate this Lease and the accompanying Work Agreement upon written notice to Landlord.

47.	INDEMNIFICATIONS

(a)	Tenant shall indemnify and hold harmless Landlord against and from any and all causes and claims arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, or arising from any action, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to

Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except to the extent caused by Landlord’s negligence, willful misconduct or failure of Landlord to observe any of the terms and conditions to this Lease, or to the extent covered by any indemnity. Landlord shall give Tenant prompt written notice, with full particulars, of all claims subject to this indemnity. Tenant shall have no obligation to pay any amount in connection with any settlement reached without Tenant’s consent, which shall not be unreasonably withheld or delayed. Tenant shall indemnify and hold harmless Landlord against and from any and all causes and claims arising from the active neglect or negligence, willful misconduct or intentional failure of Tenant to observe any of the terms and conditions of this Lease.

Without limiting the generality of the foregoing, Tenant shall indemnify and hold Landlord harmless from any claims, third party liabilities or costs arising from, and shall perform (or cause others to perform) all investigation and remediation required by law and the Stanford Ground Lease and remediation required by law and the Stanford Ground Lease with respect to any Hazardous Materials released, emitted, discharged, stored or used by Tenant or its agents, employees, contractors or subtenants. Tenant shall also be responsible for, and shall indemnify and hold Landlord harmless from any claims by any third party relating to the migration of Hazardous Materials from the Premises to other property to the extent that the Hazardous Materials in question were released, emitted, discharged, by Tenant or its agents, employees, contractors or subtenants. (For purposes of this Lease, “Hazardous Materials” shall mean any substance which has the capacity to cause death, injury or illness to man through ingestion, inhalation, or absorption through any body surface.)

Tenant shall indemnify Landlord as provided above only for out-of-pocket costs and expenses and not for any consequential damages and incidental damages, including loss of profits and loss of rental value of the leasehold (other than lost rents during time of clean up), except to the extent such damages result from Tenant’s willful failure to fulfill its obligations (specifically excluding good faith disputes with Landlord or government agencies regarding the scope and timing of Tenant’s obligations).

(b)	Landlord shall indemnify and hold harmless Tenant against and from any and all causes and claims, subject to the provisions regarding Hazardous Materials which is set forth in Paragraph 34, as provided in this Paragraph 47 (b), arising from the Complex, including all Common Areas, but excluding the Premises, and shall further indemnify and hold harmless Tenant against and from any and all claims arising from any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Landlord, or of its agents or employees, and from and against all costs, reasonable attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. Landlord’s obligations regarding Hazardous Materials are set forth in Paragraph 34 herein. Landlord, as a material part of the consideration to Tenant, hereby assumes all risk of damage to property or injury to person in, upon or about the Complex, including all Common Areas, but excluding the Premises from any cause whatsoever except to the extent caused by Tenant’s negligence, willful misconduct, or failure Tenant to observe any of the terms and conditions to this Lease, or to the extent covered by any indemnity. Landlord shall indemnify and hold harmless Tenant against and from any and all causes and claims arising from the active negligence, neglect or willful misconduct or intentional failure of Landlord to observe any of the terms and conditions of this Lease. Tenant shall give Landlord prompt written notice, with full particulars, of all claims subject to this indemnity. Landlord shall have no obligation to pay any amount in connection with any settlement reached without Landlord’s consent, which shall not be unreasonably withheld or delayed.

(c)	Tenant covenants and agrees that Stanford University shall not any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage to persons or property or otherwise, whether direct or consequential including without limitation, loss or damage to the Premises and the Building, attorney’s fees, which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using or occupying or visiting the Premises or be in, on or about the same, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Tenant or of any occupant, subtenant, visitor or user of any portion of the Premises, or shall result from or be caused by any other person, matter or thing whether of the same kind as, or of a different kind than, the persons, matters or things above set forth except to the extent that any loss, injury death or damage may be caused by the negligence or willful misconduct of Stanford University. Tenant shall forever indemnify, defend, hold and save Stanford University free and harmless of, from and against any and all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage except to the extent that any loss, injury, death or damage may be caused by the negligence or willful misconduct of Stanford University. Tenant hereby waives all claims against Stanford University for damages to the Premises and to the property of Tenant in, upon or about the Premises, and for injuries to persons or property in or about the Premises, from any cause arising at any time except to the extent that any, injury, death or damage may be caused by the negligence or willful misconduct of Stanford University.

Without limiting the generality of the foregoing, Tenant agrees that the provisions of this Paragraph 47 apply to all Hazardous Materials used, stored, generated, treated, disposed or released (“Used”) on, in or under the Premises by Tenant and that Tenant will indemnify, defend, hold and save Stanford University free and harmless from claims, liability, loss or damage on account of such Hazardous Substances used by Tenant and that Tenant will remove such substances used by Tenant that are now or hereafter on, in or under the Premises in a safe and prudent manner and within a reasonable time that is agreed to by Stanford University. The parties hereto recognize and agree that from time to time Stanford University in its reasonable discretion may require the removal of Hazardous Materials or other remediation even though such Stanford University requirements are in excess of or in the absence of applicable governmental requirements. Any dispute with regard to such Sanford University removal or remediation requirements that are in excess of or in the absence or applicable governmental requirements shall be subject to arbitration pursuant to the terms of Paragraph 38 of the Ground Lease provided however that if there is a contemporaneous dispute with regard to governmental required remediation of Hazardous Substances then Stanford University may join the dispute with regard to its independent requirements with a legal action in court of competent jurisdiction with respect to the government required remediation instead of the arbitration.

As used in this Paragraph 47, Stanford University shall include and be deemed to include The Board of Trustees of the Leland Stanford Junior University and its trustees, directors, officers, employees, faculty, students, agents, and affiliated organizations.

48.	EXHIBITS AND RIDERS

Attached hereto and made a part hereof are the following:

Rider:	Common Area Maintenance, Real Estate Taxes, Insurance Cost

Exhibit “A”:	Complex

Exhibit “B”:	Demised Premises

Exhibit “C”:	Work Agreement and Allowance

Exhibit “C-1”:	Landlord Preparation of Building Shells

Exhibit “C-2”:	Building Shell Approved Plans

Exhibit “C-3”:	Tenant Improvement Plans and Specifications

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

TENANT		LANDLORD

Xerox Corporation, a New York corporation		QTC Venture, a California general partnership

By:	/s/ Edward L. Maier	By:	Keenan/Lovewell 1. a California
	Edward L. Maier		general partnership, General Partner

Its:	Director, Real Estate Operations		By:	/s/ John B. Lovewell
John B. Lovewell, General Partner

Date:	4/6/90	Date:	4/10/90

		By:	Kennan QTC L.P. a California
limited partnership, General Partner

			By:	/s/ Charles J. Keenan III
Charles J. Keenan III

Trustee of the Kennan Declaration of Trust dated December 20, 1988

			Date:	4/11/90

RIDER

This Rider is made a part of Lease dated March 1, 1990 for space at 3400 Hillview Avenue in the City of Palo Alto, State of California and in the event of conflict between this Rider and the printed portion of said Lease, this Rider shall prevail.

COMMON AREA MAINTENANCE, REAL ESTATE TAXES, INSURANCE COST

Landlord and Tenant each acknowledge that the rent specified in Paragraph 3 does not provide for Real Estate Taxes, Insurance Costs and Common Area Maintenance which may hereafter pertain to the Premises or the Building. Therefore, Tenant agrees to pay or to reimburse Landlord for the Additional Expenses as hereinafter provided.

(a)	The term “Common Area Maintenance” shall mean the cost of providing water, sewer, parking lot and landscape maintenance (including cleaning, policing, striping of walkways, sidewalks and parking areas, and the keeping of same drained , shrub and flower upkeep and replacement) and trash removal (excluding that trash generated by Tenant), reasonable, actual costs of managing the Common Areas and operating the Complex (which shall exclude Landlord’s overhead and shall not exceed the lesser of one percent (1%) of the rent specified by Paragraph 3 or competitive rates for such services), costs of legally mandated programs and capital costs of replacements and legally mandated improvements amortized over their useful lives in accordance with generally accepted accounting principles, plus interest on the unamortized portion of such cost at the Bank of America’s reference rate plus two percent (2%). All expenses to be taken into account pursuant to this paragraph shall be “net” only, and for such purpose shall be deemed reduced by the amount of reimbursement, recoupment, payment, discount or allowance received or receivable by Landlord in connection with such expenses.

(b)	During the term of this Lease Tenant agrees to reimburse Landlord for Common Area Maintenance which Landlord agrees to provide in accordance with Paragraph 6 of the Lease. Tenant’s prorata share shall be adjusted during the term of said Lease and any renewals thereof by any increases and decreases in the square feet demised to Tenant and by any increases in the square feet in the Building.

(c)	The term “Real Estate Taxes” shall mean the annual ad valorem taxes, special assessments and special taxes levied against the Complex, and imposed by any authority having the direct power so to tax, including any city, county, state, or federal government, or any school, agricultural, transportation or environmental control agency, lighting, drainage or other improvement district thereof. All expenses to be taken into account pursuant to this paragraph shall be “net” only, and for such purpose shall be deemed reduced by the amount of reimbursement, recoupment, payment, discount or allowance received or receivable by Landlord in connection with such expenses. The term “Real Estate Taxes” shall not include any parking surcharge, license fee, penalty, inheritance or estate tax, any tax on Landlord’s right to rent or other income from the Building or on Landlord’s business of leasing the Buildings, any penalty for delinquent payment of taxes (unless caused by Tenant), increases in taxes arising from additions or improvements to Buildings not occupied by Tenant, or common areas not used by Tenant, or leasehold improvements made by or for other tenants. In the event the Buildings and/or land or Complex is reassessed (which term includes the current assessment being increased without reassessment) and such reassessment is greater than the prior assessment, then Landlord shall (a) promptly notify Tenant thereof, and (b) if in Tenant’s reasonable determination such reassessment is excessive and Tenant so notifies Landlord, Landlord shall diligently protest such reassessment or permit Tenant to do so. In the event Landlord fails so to notify Tenant, or to contest the reassessment or permit Tenant to do so (as the case may be), then Tenant’s obligation to pay its share of Real Estate Taxes shall be computed by multiplying the prior assessment by the then current tax rate. Costs of contesting assessments shall be chargeable to Tenant as a property expense.

In the event Landlord’s Real Estate Tax bill covers buildings in addition to the Buildings that comprise the Premises or land in excess of that required to support the Buildings, parking and common areas for the Building and Landlord is unable to obtain a separate tax assessment of the Premises, parking and common areas, the Landlord shall make a reasonable allocation for the Building, parking and common areas of the total tax assessment made on the several buildings. Landlord shall submit to Tenant sufficient backup data as to the basis for such allocation to permit Tenant to determine the reasonableness of the allocation. In the event that Tenant disputes the reasonableness of either such allocation, Landlord and Tenant agree to submit the determination of such allocation to arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall be an independent Certified Public Accountant, an active member of the California bar, or a retired judge.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.

/s/	/s/
Initialled by Landlord	Initialled by Tenant

(d)	The term “Insurance Cost” shall mean premiums for insurance required to be carried by Landlord pursuant to said Lease and the Ground Lease. The term “Insurance Cost” shall specifically exclude increases in premiums for insurance required to be carried by Landlord pursuant to this Lease when such increase is caused by use of the Complex by Landlord or any other tenant of Landlord which is hazardous on account of fire or otherwise, or premiums for any insurance carried by Landlord which is not required to be carried pursuant to this Lease and the Ground Lease. All expenses to be taken into account pursuant to this paragraph shall be “net” only, and for such purpose shall be deemed reduced by the amount of reimbursement, recoupment, payment, discount or allowance received or receivable by Landlord in connection with such expenses.

(e)	The Tenant’s share of Real Estate Taxes and Common Area Maintenance and Insurance Cost shall initially be 81%, which is derived from a fraction using as the numerator the area then under lease by the Tenant, 167,366 square feet, and as the denominator, the total area in the Building(s) projected in the overall project of 206,150 square feet. Tenant’s prorata share shall be adjusted when the actual square footages are determined and during the term of said Lease and any renewals thereof by any increases and decreases in the square feet demised to Tenant and by any increases in the square footage in the Building(s).

(f)	The Landlord shall deliver to Tenant in Stamford, Connecticut (Attn: RE/GSD Lease Administration), a statement setting forth the amounts of estimated Common Area Maintenance for the then current year, together with an invoice showing the amounts for which reimbursement is due. Copies of the accounting statements used in the calculations and copies of receipted Real Estate Tax bills shall be furnished with the statements and invoice for reimbursement, and upon request by Tenant, Landlord shall submit additional backup data (including copies of receipted bills) to permit Tenant to review such statement. Tenant or any authorized agent of Tenant, shall have the right, upon prior written notice, to audit Landlord’s books at any time with respect to the first full year or any subsequent year. Upon request by Tenant, Landlord shall submit a statement signed by an officer (or partner, as the case may be) of Landlord, setting forth the date on which the Building was assessed as a fully completed building.

(g)	Tenant shall pay its pro rata share of Real Estate Taxes and Insurance Cost due, if any, in the manner set forth in paragraph 45 herein. If Tenant shall dispute, in good faith, any reimbursement item or other sum (other than Rent) claimed by Landlord hereunder and Tenant shall give Landlord written notice specifying in reasonable detail the basis for its dispute. Tenant and Landlord shall proceed diligently to resolve any such dispute by agreement or arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitrator shall be an independent Certified Public Accountant, an active member of the California bar, or a retired judge.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.

/s/	/s/
Initialled by Landlord	Initialled by Tenant

(h)	If the first or final billing period during the term or any additional term of this Lease for which reimbursement may be due, shall contain less than twelve (12) months, the reimbursement under this Rider shall be prorated.

(i)	Notwithstanding the foregoing provisions of this Rider, it is understood and agreed that in the event Landlord fails to bill Tenant for any amounts which may be due hereunder within nine (9) months after reconciliation date provided in paragraph 45, then Tenant shall have no liability or obligation to make such payment.

EXHIBIT A

“COMPLEX”

EXHIBIT B

“DEMISED PREMISES”

EXHIBIT C

WORK AGREEMENT AND ALLOWANCES

This Work Agreement and Allowances (“Work Letter”) is attached as EXHIBIT C and made a part of that certain Lease dated March 1, 1990, (the “Lease”), between QTC Venture, a California general partnership (“Landlord”) and Xerox Corporation, a New York corporation (“Tenant”). The terms used in this Work Letter that are defined in the Lease shall have the same meaning as provided in the Lease.

The purpose of this Work Letter is to set forth the agreement between Landlord and Tenant with respect to the construction of the Building Shells and the construction of Tenant Improvements to be installed on the Demised Premises by Landlord.

1.	Building Shell

Landlord shall pay all costs of design and construction of the Building Shells. The Building Shell and all necessary and required appurtenances thereto is described and defined by EXHIBIT C-1 attached to this Work Letter.

The Building Shell shall be be completed in a good and workmanlike manner. All work and materials incorporated into the Building Shell shall conform to all applicable codes, and shall conform to the Building Plans and Specifications approved by Landlord and Tenant. All materials incorporated into the Building Shell shall be new and of first quality. Landlord shall promptly correct and remedy any defective work or materials.

2.	Building Shell Plans

Tenant shall have until June 1, 1990 to review and approve the design development drawings for the Building Shells. The final working architectural and engineering plans and specifications for the Building Shells (“Building Plans and Specifications”) shall be prepared in accordance with the approved design development drawings. Tenant shall have the right to review and approve the Building Plans and Specifications. Landlord shall build the Building Shells in substantial conformance with the approved Building Plans and Specifications which shall be attached hereto as EXHIBIT C-2 after approval by Landlord and Tenant.

3.	Tenant Improvements

For purposes of this Work Letter and the Lease, Tenant Improvements shall not include the Building Shell to be provided by Landlord pursuant to Paragraph 1 above. The Tenant Improvements shall include all other improvements to the Premises for Tenant’s use and occupancy pursuant to the Lease or this Work Letter. Tenant improvements shall include, but not be limited to, the following:

(a)	Sprinkler drops and heads below drop ceiling;

(b)	Roof mounted VAV HVAC, including main trunk lines to first and second floors with hot water reheat system, secondary distribution lines and controls;

(c)	Ceilings;

(d)	Lighting;

(e)	Building insulation including roof and sound insulation;

(f)	Interior walls and partitions;

(g)	Plumbing;

(h)	Painting and wall coverings;

(i)	Floor covering;

(j)	Suite entry and interior doors;

(k)	All venting;

(I)	Electrical secondary system from transformer (including underground pull section), panels, main switchboard switches, and distribution;

(m)	Gas distribution;

(n)	Telephone switch room, panel, distribution system;

(o)	Lobbies (including lobby stairway), corridors, fire exits;

(p)	Elevators;

(q)	Electrical rooms, phone rooms, and mechanical rooms;

(r)	Restrooms;

(s)	Janitorial closets;

(t)	Window coverings;

(u)	One secondary stairway and finish for each Building;

(v)	Exterior signage;

(w)	Outside landscaped walkway to adjacent property (PARC) and second story bridge walkways between Buildings; and

(x)	Other improvements specific to Tenant’s use including shell upgrades (such as additional structural reinforcing) and specialty improvements such as cafeterias, auditoriums and exercise rooms.

All Tenant Improvements shall be completed in a good and workmanlike manner and all materials and equipment incorporated into Tenant Improvements (i) will be new and free of defects, (ii) will conform to all applicable codes, and (iii) will conform to the Tenant Improvement Plans and Specifications (defined in Paragraph 4 below) approved by Landlord and Tenant including all changes or modifications thereto approved by Landlord and Tenant. Landlord shall promptly correct and remedy any defective work or materials. Upon completion of the Tenant Improvements and acceptance of the Demised Premises by Tenant, Landlord shall, if requested by Tenant, furnish Tenant with a complete set of “as built” drawings for the Tenant Improvements to the Demised Premises which drawings shall be furnished at no additional cost to Tenant.

Landlord shall be responsible for obtaining all necessary permits and approvals (including the building and occupancy permits) and other authorizations from governmental agencies or Stanford University needed in connection with the Tenant Improvements. The costs of all such permits and approvals including inspection, mitigation, and other building fees, shall be included as part of the costs of the Tenant improvements.

4.	Tenant Improvement Plans and Specifications

Tenant shall retain a licensed architect for the preparation of design development drawings for the Tenant Improvements. Tenant shall submit the design development drawings to Landlord for Landlord’s approval no later than October 1, 1990. Landlord shall have fifteen (15) days after receipt of the design development drawings to review and approve the drawings. Landlord shall not unreasonably withhold approval. If Landlord does not approve the drawings, Tenant shall have fifteen (15) days after receipt of Landlord’s requested changes to modify the drawings and resubmit the drawings to Landlord for approval. Landlord shall thereafter have ten (10) days to approve the revised drawings. Landlord and Tenant shall submit the approved design development drawings to Landlord’s General Contractor for the completion of final working architectural and engineering plans and specifications for the Tenant Improvements (“Tenant Improvement Plans and Specifications”). Landlord’s contractor shall prepare estimated cost of the Tenant Improvements based upon the design development drawings. If the estimated cost is not acceptable to Tenant, Tenant shall have twenty (20) days to submit revised design development drawings. If cost of the Core Portion of the Tenant Improvements exceeds Twelve Dollars and Fifty Cents ($12.50) per square foot or approximately Two Million Ninety-Two Thousand Seventy-Five Dollars ($2,092,075.00) (167,366 square feet times $12.50 per square foot), Tenant may require Landlord to redesign the core to meet this figure. The Core Portion shall include one elevator (car, structural improvements to accommodate the car, pit, and shaft), one lobby, four (4) bathrooms, one (1) electrical room per Building and a rooftop mounted double duct HVAC system including primary trunk lines. Building One (1) shall have a ceremonial stairway included as part of the lobby. Upon approval of the estimated costs, Landlord’s contractor shall prepare the Tenant Improvement Plans and Specifications based upon the approved design development drawings and cost estimates. Landlord and tenant shall indicate their approval of the Tenant Improvement Final Plans and Specifications by initialing them and attaching a schedule of Tenant Improvement Plans and Specifications hereto as EXHIBIT C-3. Immediately following such approval by Landlord and Tenant, Landlord shall submit the Tenant Improvement Plans and Specifications to the appropriate governmental body for plan checking and a building permit. Landlord, subject to Tenant’s approval, agrees to make any reasonable changes to the Tenant Improvement Plans and Specifications required to obtain a building permit for the Tenant Improvements. After final approval of the Tenant Improvement Plans and Specifications, no further changes shall be made without the prior written approval of Landlord and Tenant

5.	Construction Contract

The parties agree that the Tenant Improvements shall be constructed by a licensed contractor selected by Landlord and approved by Tenant (“General Contractor”) pursuant to a “cost plus” up to guaranteed maximum cost construction contract (“Construction Contract”) between Landlord and

General Contractor. The final pricing for the Tenant Improvements shall be subject to Tenant’s approval. The Construction Contract shall require that General Contractor provide a minimum warranty of one year with respect to the Tenant Improvements. The General Contractor shall obtain at least three (3) competitive bids for all subcontract work unless Tenant approves in writing a smaller number and all subcontracts awarded shall be based on the lowest bid unless otherwise approved by Tenant.

6.	Tenant Improvement Allowance

Landlord shall provide an allowance for the planning and construction of the Tenant Improvements in the amount of Thirty-Five and no/100ths Dollars ($35.00) per square foot of the Demised Premises (“Tenants Improvements Allowance”). The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in Paragraph 7, subject to the provisions of Paragraph 8 of this Work Letter. If the Tenant Improvements Cost exceeds the Tenant Improvements Allowance plus the Additional Allowance provided to Tenant, Tenant shall pay any such excess costs.

7.	Tenant Improvement Cost

The Tenant Improvements cost (“Tenant Improvements Cost”) to be paid from the Tenant Improvements Allowance (or the Additional Allowance) shall include, but not be limited to:

(a)	All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(b)	All costs of obtaining building permits and other necessary authorizations for the Tenant Improvements from the City of Palo Alto, other governmental agencies, and Stanford University;

(c)	All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d)	All direct and indirect costs of constructing and installing the Tenant Improvements, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord’s contractor in connection with construction of the Tenant Improvements;

(e)	All fees payable to Tenant’s architect, Landlord’s General Contractor and/or Landlord’s architect if they are required to redesign any portion of the Tenant Improvements following Landlord and Tenant’s approval of the Tenant Improvements Plans and Specifications; and

(f)	Sewer, water, or other utility or municipal connection fees not included in the Building Shell costs.

In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant’s personal property or Landlord’s general and administrative expense.

8.	Additional Allowances

Landlord shall provide Tenant with an additional Tenant Improvements Allowance (“Additional Allowance”) of Twenty-Five and no/100ths Dollars ($25.00) per square foot of the Demised Premises. Tenant shall reimburse Landlord for the Additional Allowance as additional rent at the rate of One and 44/100ths cents (.0144) per month for each One Dollar ($1.00) of the Additional Allowance expended. Such additional rent is intended to fully amortize the Additional Allowance expended by Landlord ovr ten (10) years at the rate of twelve percent (12%) per annum. Prior to commencement of construction of the Tenant Improvements, Landlord and Tenant shall enter into a Lease Amortization Affirmation Agreement in the form attached as EXHIBIT C-4, setting forth (a) the precise amount of the Additional Allowance and any other amounts to be expended for the Tenant Improvements, (b) the amount of the monthly payments to be paid as additional rent, and (c) any other amounts owed to Landlord for the Tenant Improvements. In no event shall Landlord commence any work in the Demised Premises for which Tenant may be liable to pay, unless and until Landlord and Tenant have agreed on the amount of the Additional Allowance, and any additional excess costs, to be expended for the construction of the Tenant Improvements as provided herein. If this Lease is terminated prior to the expiration of the initial term, Tenant shall pay within five (5) days after termination any portion of the Additional Allowance not amortized as of the date of termination, without offset, claim, or deduction. In the event of such termination due to Tenant’s default or at Tenant’s request, Tenant shall also pay any prepayment penalty charged to Landlord by Landlord’s lender for prepayment of Landlord’s financing of the Additional Allowance.

9.	Payment of Allowances

Landlord shall pay Tenant’s architect’s fees from the Tenant Improvements Allowance after approval of the Tenant Improvement Plans and Specifications and the budget for the Tenant Improvements upon receipt of invoices for the work completed. Landlord’s General Contractor, subject to Tenant’s approval, shall be paid from the Tenant Improvements Allowance and the Additoinal Allowance (if utilized by Tenant) on a monthly progress payment basis upon presentation of invoices evidencing the work completed, lien releases and any other documentation required by Landlord’s lender. Progress payments shall be made not more frequently than once every thirty (30) days during the construction of the Tenant Improvements. Landlord shall retain from each progress payment an amount equal to ten percent (10%) of the invoiced amount. Upon submission to Landlord of satisfactory evidence of lien free completion of the Tenant Improvements, Landlord shall pay the balance, including all retainage amounts, provided that the total payments made by Landlord shall not exceed the Tenant Improvements Allowance plus the Additional Allowance made available to Tenant. Tenant shall pay all Tenant Improvement Costs in excess of such amount.

10.	Tenant’s Representative

Tenant hereby designates Phil Alexander as its representative with authority to approve changes in design or construction, and to inspect and approve workmanship and material. In all cases, his signature shall be final and binding upon Tenant with respect to the authority herein granted to him. All alternates, either of additions or deletions, agreed to between Landlord and Tenant must be in writing and must be agreed to by Tenant’s representative to be binding. Tenant reserves the right to designate an alternate representative by written notice to Landlord.

11.	Change Requests

No revisions to the approved Tenant Improvement Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord and Tenant agree to make all changes required by any public agency to conform with governmental regulations. Any costs related to such changes shall be added to the Tenant improvements Cost. Costs related to changes shall include, without limitation, any architectural or design fees, and Landlord’s General Contractor’s price for effecting the change.

12.	Construction Guarantee

Landlord hereby guarantees that the Building Shell and the Tenant Improvements shall be free from defects for a period of one (1) year from the date of completion. Landlord shall at Landlord’s sole cost and expense promptly correct any construction defects discovered during such one (1) year period, and any damage caused to the Demised Premises in the course of such correction.

13.	Termination.

If the Lease is terminated prior to the Commencement Date and prior to completion of the Tenant Improvements for any reason due to the default of Tenant hereunder, Tenant shall pay to Landlord, within thirty (30) days of receipt of a statement therefor, any costs incurred by Landlord through the date of termination in connection with the Tenant Improvements. Landlord shall return all security deposits, prepaid rent and other monies paid by Tenant under the terms of the Lease within thirty (30) days and neither party shall have further rights or obligations under the terms of the Lease. If the Lease is terminated prior to the Commencement Date and prior to completion of the Tenant Improvements for any reason due to the default of Landlord, or if Landlord for any reason fails to substantially complete the Tenant Improvements by January 1, 1992, Landlord shall also refund all monies paid by Tenant hereunder.

14.	Risk of Loss

The risk of Loss of the Premises before the Commence Date (as defined in the Lease) shall be borne by Landlord. After commencement of construction, Landlord at its sole cost and expense, shall maintain contingent liability and broad form “builder’s risk” insurance with coverage in an amount equal to the replacement cost of the Building Shell and the Tenant Improvements. Landlord’s insurance shall name Tenant as an additional insured, and shall provide that coverage may not be reduced or cancelled without fifteen (15) days’ written notice to Tenant.

If the Premises are damaged or destroyed prior to the Commencement Date, and if the Premises, in the reasonable opinion of Landlord, cannot be substantially completed within twelve (12) months after the date of the destructive event, either Tenant or Landlord may terminate the Lease. If the Premises are damaged or destroyed and the Lease is not terminated pursuant to the terms of the Lease, then Landlord shall promptly and diligently complete construction of the Building Shell and Tenant Improvements in accordance with the Lease and this Work Letter.

TENANT		LANDLORD

Xerox Corporation, a New York corporation		QTC Venture, a California general partnership

By:	/s/ Edward L. Maier	By:	Keenan/Lovewell 1. a California general partnership, General
	Edward L. Maier		Partner
Its:	Director, Real Estate Operations

Date:	4/6/90		By:	/s/ John B. Lovewell
John B. Lovewell, General Partner

			Date:	4/10/90

		By:	Kennan QTC L.P. a California limited partnership, General Partner

			By:	/s/ Charles J. Keenan III
Charles J. Keenan III
Trustee of the Kennan Declaration of Trust dated December 20, 1988

			Date:	4/11/90

EXHIBIT C-1

LANDLORD PREPARATION OF BUILDING SHELLS

The purpose of this Exhibit is to set forth and define the Landlord’s obligations with respect to the design, construction and installation of the Building Shells and all necessary and required appurtenances thereto. Landlord shall pay all costs for the design, construction and installation of the Building Shells and all necessary and required appurtenances thereto as provided in the Work Agreement and Allowances (“Work Letter”) to which this EXHIBIT C-1 is attached. The term “Building Shell”, as used herein shall be deemed to be in the plural and shall, by definition, be considered “Building Shells”.

A.	Building Shell Plans and Specifications

(See Work Letter)

B.	Description of Building Shells

1.	Building Structure

(a)	All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the entire building structure, or any other additional loads that may be imposed such as, core rest rooms, switchgear, stairs, and any other loads relating to construction that may be imposed on the foundations. Provide and install reinforcing steel in all foundation components as required. Some additional structural reinforcing will be necessary as part of Tenant Improvements as items such as elevators and mechanical equipment are specified and located.

(b)	All columns, beams, joists, headers, or other framing members necessary to support the second (2nd) floors. The live load capacity for all suspended floors shall be not less than 75 P.S.F. Columns shall be steel box or pipe columns.

(c)	All columns, beams, joists, purlins, headers, or other framing member to support the roof and roofing membrane, or other additional loads that may be imposed such as roof top mechanical or electrical equipment, roof penthouses, screens or blinds, or any other loads relating to construction that may be imposed on the roof structure. Columns shall be steel box or pipe columns. Some additional structural reinforcing will be necessary as part of Tenant Improvements as items such as elevators and mechanical equipment are specified and located.

(d)	Five inch (5”) thick concrete slab on grade (1st floor) with welded wire mesh and any other reinforcing or structural connections that may be necessary or required.

(e)	Four inch (4”) thick concrete suspended floor with actual decking (2nd floor) with welded wire mesh and any other reinforcing or structural connections that may be necessary or required.

(f)	Concrete exterior walls that enclose the perimeter of the buildings, with steel reinforcing and structural connections that may be necessary or required.

(g)	All exterior glass and glazing with painted or anodized aluminum frames. Glass to be clear or tinted as appropriate to the esthetic design of the buildings. All exterior doors with door closer, locking devices and all other hardware necessary or required for proper functioning.

(h)	Wood panel roof system to support the roof membrane and any other loads that may be imposed by the installation of rooftop mechanical or electrical equipment.

(i)	Three (3) ply built up roofing with cap sheet and all flashings by Owens-Corning, John Manville, or equal.

(j)	Exterior painting of all concrete with Tex-Coat or Kel-Tex textural paint. All caulking of exterior concrete in preparation for painting.

(k)	Skylights as shown on shell design development drawings.

(l)	Rooftop penthouses, enclosures or blinds to conceal from view mechanical or other equipment installed on the roofs. Enclosures or blinds shall be constructed so as not to restrict the required airflow necessary for the 100% efficient and proper operation of roof mounted equipment. The cost of penhouses (other than the skylighted penthouse shown on the shell drawings for Buildings 1, 3 and 4) will be shared equally by Landlord and Tenant.

(m)	One (1) secondary stairway per building with second (2nd) floor stair opening framed out and metal pan stair installed complete with concrete fill. Stairwell to be rough framed with no finish.

2.	Plumbing

(a)	Underground sanitary sewer laterals connected to the city sewer main in the street and piped into each building and under the concrete slab on grade for the length of the buildings. Main waste lines under the slabs will be in as close proximity as possible to the building restroom locations.

(b)	Domestic water mains connected to the city water main in the street and stubbed up through the slab on grade into the buildings. Stub in locations will be carefully considered to assure concealment of these mains for future routing to rest rooms or other locations. Water mains to each building shall be not less than 3” in size.

(c)	Roof drain leaders piped and connected to the site storm drainage system.

(d)	Gas lines connected to the city or public utility mains and run to gas meters adjacent to, and in close proximity to each building. Gas mains and meters will be sufficiently sized to accommodate each building’s heating and hot water requirements.

3.	Heating, Ventilating and Air Conditioning

Landlord shall provide the work described in this paragraph 3 during the Shell Construction working closely with the Tenant to avoid reworking the Shell Construction to accommondate the Tenant Improvements. The cost shall be a part of the Tenant Improvement Allowance unless expressly identified otherwise herein.

(a)	All structural requirements to support the conceptually proposed rooftop VAV package unit systems for the heating, ventilating and cooling of the buildings.

(b)	All roof openings, curbs, dunnage, and any other supports or anchors necessary to accept the placement of built up VAV package units on the roof.

(c)	All second (2nd) floor shaftways and floor penetrations to accommodate supply and return ductwork from built up package units on the roof that will be serving the first (1st) floor areas.

(d)	All penhouses, enclosures, or blinds to conceal built up package roof top units from view. Roof top equipment shall not be visible from any location on the building site not shall it be visible from any location on the Xerox Palo Alto Research Center site.

4.	Electrical

(a)	All primary electrical service to each building that is complete including underground conduit, wire feeders, transformers, and transformer pads. Underground conduits for secondary feeders from transformer pads into each building’s main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 Volt, 3 Phase and the rated capacity of each transformer for each building shall be:

Building No. 1	2400 AMPS*

Building No. 2	1000 AMPS

Building No. 3	1200 AMPS

Building No. 4	1200 AMPS

Building No. 5	1000 AMPS

*	lf the service is upgraded, the City of Palo Alto may require bus duct (at this writing we believe the cut off is 3200 AMPS). This cost is not included as a shell cost.

Underground conduit for both primary and secondary feeders and transformer pavs shall be sized to accept wire feeders that would increase the above rated transformer capacities, if transformers were replaced, by 50%.

(b)	Project meter(s), and panel(s) for site lighting and landscaping may be set in conjunction with Tenant electrical service. Include all costs associated with service tie in and distribution.

(c)	Underground conduit from the street to each building via telephone trunk line service by Pacific Telephone. Conduit to each building shall be not less than 4”. (Underground loop system.)

(d)	Building conduit interconnections with four 4” conduits to each building at their closest point and rainwater leader location.

(e)	All parking lot and landscape lighting to include fixtures, underground conduit, wire, distribution panel and controller. All exterior lighting shall be a complete and functioning system except for power to building shell exterior lights.

(f)	An electrically operated landscape irrigation controller that is a complete and functioning system.

(g)	Underground conduit from each building to the main fire protection system shut off valve (PIV) for installation of security alarm wiring.

(h)	All other electrical work that may be necessary for site requirements outside the building perimeter walls.

5.	Fire Protection (Sprinklers)

A complete and fully functional overhead system distributed throughout the first (1st) and second (2nd) floors of each building. The systems shall be classified ordinary hazard group II, and have a density rating not less than .18/3000.

6.	Sitework

(a)	All work outside the building perimeter walls shall be considered site work for the building shells and shall include grading, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving, retaining walls, planter boxes, parking lot and landscape lighting, other exterior lighting, and any other work necessary on the site to obtain approvals and permits for construction.

(b)

Paving section for automobile parking will be 2 1/2” asphalt over 8” class II aggregate base. Paving for truck access and docks will be 3” asphalt over 10” aggregate base. Subgrade to receive aggregate base and asphalt paving shall be well compacted and properly pitched to assure sub-drainage system.

(c)	All parking lot striping to include handicap space and signage.

(d)	Underground site storm drainage system shall be connected to the city storm system main.

7.	Other Shell Work and/or Requirements

(a)	All connection charges, fees, assessment or any other costs to connect any utility serving the site or buildings. Utilities to be connected shall include but not be limited to: Sanitary sewer, storm drainage, gas service, electric service, fire sprinkler mains, domestic water mains, conduit for telephone service, or any other utility or service.

(b)	Landlord in the preparation of its shell plans shall indicate on the plans the preferred location of all building core requirements including but not limited to restrooms with fixtures to meet codes, janitor closets, stairs and stairwells, elevators, main electrical switchgear rooms, rooms for telephone cable entry and equipment, and building main corridor routing to all points of building entry or egress. The selection of preferred locations for the core requirements shall be made on the basis that each building shall have multi-tenant occupancy. Tenant in its space analysis and preparation of the Design Development Drawings for Tenant Improvements will endeavor to design to the Landlords preferred core arrangement. Tenant, in the preparation of its Design Development Drawings for Tenant Improvements may make rearrangements to the Landlords preferred core arrangement in order to maximize its utilization of rented space. Landlord agrees that Tenant has the right to make such rearrangements and further agrees that the final approved Design Development Drawings for Tenant Improvements shall govern the core arrangements and placement during construction.

(c)	Landlord’s demolition and removal of the existing building on the site shall be complete to the extent that no debris or obstructions shall be encountered during construction of the tenant improvements. Any debris or obstructions in excess of one half cubic foot that are encountered during tenant improvement construction shall be demolished and/or removed and will be deemed a shell cost.

Exhibit B

Subleased Premises

[Site Plan]

Exhibit C

Subleased Premises

Maintenance and Janitorial Service Schedule

Sublandlord shall cause the following maintenance and janitorial tasks to be performed in and to the Subleased Premises and the Building with the following frequency:

Task	Daily	Weekly	Monthly	Annually
Trash Removal	x
Floor mopping	x
High/Low dusting		x
Carpet vacuuming	x
Interior Glass Cleaning				x
Exterior Glass Cleaning
Vent/Register Cleaning				x
Light Fixture Cleaning				x
Exterior Policing	x
Parking Lot Policing		x
Parking lot sweeping		x
Parking lot scrubbing				2x
Restroom Detailing	x
Conference Room Detailing		x
Carpet spot removal			x
Carpet Bonnet scrubbing				x
Carpet Extracting				x
Floor Burnishing				x
Shower scrubbing		x
Floor Finish Restoration				4x
Floor Stripping				x
New Floor Finish				x
Grounds Keeping	x

Exhibit D

Initial Alterations

3400 Hillview, Building 2, First Floor

Sublandlord hereby approves the following initial improvements by Subtenant to be performed, at Subtenant’s cost, in and to the Subleased Premises after the Commencement Date:

1. Remove non-load-bearing wall between Room 21132 and Room 21134 to create larger space.

2. Infill door to Room 21132.

3. Install vinyl flooring in Rooms 21132, 21134 and 21204.

4. Replace built-in cabinetry in Room 21204 (kitchen) with new casework.

5. Remove all existing wall-mounted shelving, whiteboards and signage. Patch walls and paint over existing wallpaper.

6. Install carpet over existing vinyl flooring in Rooms 21325 and 21334.

7. Install card readers at front and rear entrances to the Subleased Premises.

8. Exchange doors and door hardware as needed for security purposes. Hardware will be keyed to the Building’s master key in the event of an emergency.

9. Add electrical and data outlets as needed within rooms.

10. Pull new data/phone cables where needed.

11. Install electrical and data cabling in Room 21325 over or under the carpet system.

12. Install new interior signage.

13. Replace carpeting in Rooms 21106 and 21218.

14. Clean all existing remaining carpeting.

15. Install freestanding furniture, wall-mounted cabinets, and whiteboards in the Subleased Premises offices.

16. No alterations scheduled for Rooms 21106, 21218, and 21127 at this time. Both entrance doors to the Subleased Premises will be secured for information technology and facility access only.

Exhibit E

Letter of Credit

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                      , 20

BENEFICIARY:

XEROX CORPORATION

800 LONG RIDGE ROAD

STAMFORD, CONNECTICUT 06904

ATTN: CRE&GS LEASE ADMINISTRATION

AS “SUBLANDLORD”

APPLICANT:

JAZZ PHARMACEUTICALS, INC.

3180 PORTER DRIVE

PALO ALTO, CA 94304

AS “SUBTENANT”

AMOUNT:	US$85,000.00 (EIGHTY-FIVE THOUSAND AND NO/100 U.S. DOLLARS)
EXPIRATION DATE:	NOVEMBER 1, 2008
LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF          IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.)	““AN EVENT OF DEFAULT (AS DEFINED IN THE SUBLEASE DATED AS OF FEBRUARY 25, 2007 AND AS AMENDED FROM TIME TO TIME) HAS OCCURRED BY JAZZ PHARMACEUTICALS, INC. AS SUBTENANT UNDER THAT CERTAIN SUBLEASE AGREEMENT BY AND BETWEEN SUBTENANT, AND BENEFICIARY, AS SUBLANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT IF REQUIRED BY THE TERMS OF THE SUBLEASE, SUBLANDLORD HAS GIVEN WRITTEN

PAGE 1

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT /APROVAL OF THIS DRAFT.)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                          , 20

NOTICE TO SUBTENANT TO CURE THE DEFAULT AND SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THIS LETTER OF CREDIT AND ALL APPLICABLE CURE PERIODS (IF ANY) HAVE EXPIRED; AND AS A RESULT THEREOF SUBLANDLORD IS AUTHORIZED TO NOW DRAW DOWN ON THE LETTER OF CREDIT.”

OR

(B.)	“WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THE SUBLEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID SUBLEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. IN THE EVENT BENEFICIARY ELECTS TO DRAW UPON THIS LETTER OF CREDIT FOR LESS THAN THE FULL STATED AMOUNT HEREOF. THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT WILL BE REDUCED BY THE AMOUNT OF ANY PARTIAL DRAWINGS HEREUNDER.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS YOU MAY DESIGNATE TO US IN WRITING FROM TIME TO TIME) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND JUNE 30, 2009, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

PAGE 2

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT /APROVAL OF THIS DRAFT.)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                          , 20

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF  1/4% OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A WEEKDAY OTHER THAN A BANK HOLIDY (I.E. A HOLIDAY OBSERVED BY THE FEDERAL RESERVE SYSTEM OR OTHERWISE GENERALLY OBSERVED BY BANKS IN SANTA CLARA). NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH

PAGE 3

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT /APROVAL OF THIS DRAFT.)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                          , 20

DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500, (THE “UCP”).

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

PAGE 4

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT/APROVAL OF THIS DRAFT.)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                          , 20

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF US$
U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

PAGE 5

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT/APROVAL OF THIS DRAFT.)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                      , 20

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054

ATTENTION: GLOBAL FINANCIAL SERVICES

RE:	SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF
DATED , 20 AMOUNT: US$ .

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE BENEFICIARY (“BENEFICIARY”) HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

(“TRANSFEREE”) ALL RIGHTS OF THE BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

PAGE 6

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT APROVAL OF THIS DRAFT.)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: JAZZ PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NO. AND THE ISSUANCE DATE WILL BE INSERTED BY SVB AT TIME OF ISSUANCE OF THE LC).

DATED:                      , 20

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

PAGE 7

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: JAZZ PHARMACEUTICALS, INC.

/s/ Matthew K. Fust	March 2, 2007
CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT /APROVAL OF THIS DRAFT.)

Exhibit F

Fitness Center Agreement

I,                                         , am a full-time employee of Jazz Pharmaceuticals, Inc. at its offices located at 3400 Hillview Avenue , Palo Alto, CA.

I understand that so long as I am a full-time employee of Jazz Pharmaceuticals and my principal place of employment is at 3400 Hillview Avenue., Palo Alto, and I pay the charges paid by all other members of the Health Club, I may use the Health Club located at 3400 Hillview Building 1, subject to my compliance with the written rules, regulation and hours of operation of the Health Club as they may be established from time to time by Xerox Corporation who is the Health Club operator.

In consideration for being permitted to use the Health Club, I, for myself, my spouse, my heirs, executors, administrators and assigns hereby waive, release and discharge Xerox Corporation, its subsidiaries, affiliated companies, its officers, directors, employees and agents (each such person and entity individually, and all such persons and entities collectively referred to herein as the “Operator”) from any and all claims and causes of action of any nature whatsoever including, without limitation, any claims and causes of action related to bodily injury, death or property damage which I have or may ever have against Operator relating to or arising out of my use of the Health Club or on account of first aid, treatment or service rendered to me during my use of the Health Club.

I acknowledge that I fully understand that I should consult my personal physician, before commencing any type of exercise or physical fitness program, and that nothing that has or will be said or done by Operator, my employer or any of their employees or representatives, is meant or intended as a substitute for consultation with my physician.

I expressly agree that this Agreement is intended to be construed as broad and as inclusive as permitted by the applicable laws of the State of California and if any portion of this Agreement is held invalid or unenforceable, I acknowledge and agree that the balance shall, notwithstanding, continue in full legal force and effect.

I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE ABOVE CONDITIONS OF MY PARTICIPATION IN PHYSICAL FITNESS AND RELATED ACTIVITIES AT THE HEALTH CLUB.

Signature:	Date: